Execution Version
CONFIDENTIAL

TRANSACTION AGREEMENT

by and among

THIRD POINT REINSURANCE LTD.,

and

THE PREFERRED SHAREHOLDERS NAMED HEREIN

September 4, 2020

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ii

SCHEDULES

Schedule I    –    Preference Shares and Ownership Percentages

ANNEXES

Annex A    –    Registration Rights

EXHIBITS

Exhibit A    –    Form of Certificate of Designation of Series B Preference Shares of SiriusPoint

iii

TRANSACTION AGREEMENT
THIS TRANSACTION AGREEMENT (this “Agreement”) is made and entered into as of September 4, 2020, by and among (i) Third Point Reinsurance Ltd., a Bermuda exempted company limited by shares (“TPRe”), (ii) Bain Capital Special Situations Asia, L.P., a Cayman Islands limited partnership (“Bain”), (iii) CCOF Master, L.P., a Delaware limited partnership (“Carlyle”), (iv) Centerbridge Credit Partners Master, LP, a Delaware limited partnership, and Centerbridge Special Credit Partners III, LP, a Delaware limited partnership (collectively, “Centerbridge”), and (v) GPC Partners Investments (Canis) LP, a Delaware limited partnership (“Gallatin” and, together with Bain, Carlyle and Centerbridge, collectively, the “Preferred Shareholders”). TPRe and the Preferred Shareholders are collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used herein have the meanings given to such terms in Article 8.
WHEREAS, Sirius International Insurance Group, Ltd. (the “Company”), TPRe and Yoga Merger Sub Limited, a Bermuda exempted company limited by shares and a wholly owned Subsidiary of TPRe (“Merger Sub”), are party to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 6, 2020, pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of TPRe (the “Merger”). Upon the closing of the Merger, TPRe will change its corporate name to SiriusPoint, Ltd. (“SiriusPoint”);
WHEREAS, that certain Certificate of Designation of Series B Preference Shares of the Company (the “Series B Certificate of Designation”), dated November 5, 2018, sets forth the designations, preferences and privileges, voting, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Series B Preference Shares in addition to those set forth in the Memorandum of Association of the Company and the Bye-Laws of the Company;
WHEREAS, as of the date hereof, the Preferred Shareholders collectively own 100% of the issued and outstanding Series B Preference Shares;
WHEREAS, the Preferred Shareholders have made certain claims against the Company, including under the Series B Certificate of Designation (which include, without limitation, those claims referenced and arising from the matters discussed in the redemption notices and related correspondence sent by the Preferred Shareholders to the Company and to the board of directors of the Company (the “Company Board”) dated April 12, 2020 and April 13, 2020, and in letters from Kirkland & Ellis LLP to the Company Board dated March 30, 2020, May 16, 2020 and May 27, 2020) (collectively, the “Potential Claims”);
WHEREAS, the Parties have discussed and negotiated a proposal intended to satisfy the change in control payment obligation set forth in the Series B Certificate of Designation and to resolve and release all Potential Claims previously asserted under the Series B Certificate of Designation against the Company; and
WHEREAS, on the terms and subject to the conditions set forth in this Agreement, concurrent with or immediately following the consummation of the Merger and the other transactions contemplated by the Merger Agreement, at the Closing, in full satisfaction of the Potential Claims, TPRe and the Preferred Shareholders desire to effect the exchange of all outstanding Series B Preference Shares held by the Preferred Shareholders, in such amounts to be determined in accordance herewith, for newly designated and issued Series B preference shares, par value of $0.10 per share, of SiriusPoint (“SiriusPoint Preference Shares”) and, at TPRe’s election, for the Cash Payment Amount (defined below).

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein, and intending to be legally bound, the Parties hereby agree as follows:
Article 1.    Transactions.
Section 1.01    [Reserved].
Section 1.02    Closing — Exchange.
(a)    Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) TPRe shall pay or issue and deliver to the Preferred Shareholders (A) cash in such amount as it shall determine in its discretion (the “Cash Payment Amount”) (provided, that if the Cash Payment Amount is less than the Total Payment Amount, the Cash Payment Amount may not exceed $60,000,000) plus (B) a number of duly authorized, validly issued, fully paid and non-assessable SiriusPoint Preference Shares (the “Exchange Shares”), having the terms and conditions set forth in the certificate of designation of TPRe substantially in the form attached hereto as Exhibit A (the “SiriusPoint Certificate of Designation”), in an amount that, when the aggregate Liquidation Preference (as defined in the SiriusPoint Certificate of Designation) of the Exchange Shares is added to the Cash Payment Amount, it will equal the sum of (x) an aggregate of $260,000,000 plus (y) to the extent Closing occurs after May 6, 2021, $1,875,000 per month (or a pro rata amount for a portion of such month) from May 6, 2021 through the Closing (the “Total Payment Amount”), and (ii) the Preferred Shareholders shall surrender to TPRe, in exchange for the Exchange Shares, all of the outstanding Series B Preference Shares held by the Preferred Shareholders (the “Exchange”). The number of Series B Preferences Shares to be issued and delivered (the “Exchange Amount”) shall equal the quotient of (x) (A) the Total Payment Amount minus (y) the Cash Payment Amount, divided by (y) $25.00. The number of Exchange Shares to be issued to each Preferred Shareholder in the Exchange shall equal the product of (x) the Exchange Amount multiplied by (y) such Preferred Shareholder’s pro rata ownership percentage as set forth on Schedule I of this Agreement, in column III. The amount of cash to be paid to each Preferred Shareholder in the Exchange shall equal the product of (x) the Cash Payment Amount multiplied by (y) such Preferred Shareholder’s pro rata ownership percentage as set forth on Schedule I of this Agreement, in column III. If the Cash Payment Amount is less than the Total Payment Amount, at the Closing, TPRe shall deliver to each Preferred Shareholder the applicable number of Exchange Shares registered in the name of such Preferred Shareholder, free and clear of all Encumbrances, and shall record such Preferred Shareholder as the owner of such Exchange Shares on the books and records of TPRe. In addition, on or prior to the Closing, TPRe shall (i) execute and deliver to the Preferred Shareholders a copy of the SiriusPoint Certificate of Designation, duly executed by TPRe, and (ii) file the SiriusPoint Certificate of Designation with the Registrar as required under the Bermuda Companies Act. Unless this Agreement is terminated or TPRe or SiriusPoint fail to comply with their obligations to consummate the Exchange as contemplated hereby, each Preferred Shareholder agrees that it shall not exercise any right to require the Company to redeem its Series B Preference Shares pursuant to Section 6 of the Series B Certificate of Designation; provided that this sentence shall not apply to the Preferred Shareholders to the extent TPRe has terminated the Merger Agreement or filed suit or delivered a written notice seeking to terminate the Merger Agreement.
(b)    [Reserved]
(c)    Procedures for Exchange. The number of Series B Preference Shares to be surrendered by each Preferred Shareholder in exchange for the Cash Payment Amount and the Exchange Shares in the Exchange is set forth on Schedule I of this Agreement, in column II, which represents all of the Series B Preference Shares beneficially owned by such Preferred Shareholder. Each Preferred Shareholder hereby acknowledges and agrees that as a result of the Exchange, the Series B Preference Shares held by such

Preferred Shareholder shall be cancelled and shall cease to be issued and outstanding. To the extent applicable, at the Closing, each Preferred Shareholder shall deliver to TPRe stock certificates evidencing the outstanding Series B Preference Shares held by such Preferred Shareholder for cancellation, or an affidavit of lost certificate in customary form. The Parties shall work in good faith to prepare a written calculation of the Exchange Amount and the number of Exchange Shares to be issued to each Preferred Shareholder in the Exchange or, if TPRe elects to pay the Cash Payment Amount, a written calculation of the Cash Payment Amount and the portion of the Cash Payment Amount to be paid to each Preferred Shareholder, no later than five (5) Business Days prior to the Closing. If TPRe elects to make any Cash Payment Amount, at the Closing, TPRe shall deliver the applicable portion of the Cash Payment Amount to each Preferred Shareholder by wire transfer of immediately available U.S. federal funds, to an account designated by such Preferred Shareholder in writing.
(d)    No Fractional Shares. Notwithstanding any provision of this Agreement to the contrary, no fraction of a SiriusPoint Preference Share may be issued in connection with the Exchange and no dividends or other distributions with respect to SiriusPoint Preference Shares shall be payable on or with respect to any such fractional share and no such fractional share will entitle the owner thereof to vote or to any rights of a shareholder of TPRe or SiriusPoint. In lieu of the issuance of any such fractional SiriusPoint Preference Share, any Preferred Shareholder who would otherwise have been entitled to a fraction of a SiriusPoint Preference Share shall be paid cash, without interest, in an amount equal to the product of (i) the fractional interest in a SiriusPoint Preference Share to which such Preferred Shareholder would otherwise be entitled under this Section 1.02 but for this Section 1.02(d) multiplied by (ii) $25.00. At the Closing, any amounts payable under this Section 1.02(d) to any Preferred Shareholder shall be paid by TPRe by wire transfer of immediately available U.S. federal funds to an account designated by such Preferred Shareholder in writing.
(e)    [Reserved].
(f)    Closing. Subject to the satisfaction or waiver of the conditions set forth in Article 6, the closing of the transactions described in this Section 1.02 (collectively, the “Transactions”) shall occur concurrent with or immediately following the consummation of the Merger and the other transactions contemplated by the Merger Agreement, to occur at the closing thereof by means of email or other electronic transmission (the “Closing”), or at such other date, time or place as the Parties agree in writing (the date on which the Closing occurs is referred to herein as the “Closing Date”).
Article 2.    [Reserved].
Article 3.    Representations and Warranties and Certain Covenants of TPRe. As a material inducement to the Preferred Shareholders to enter into this Agreement and consummate the transactions contemplated hereby, TPRe hereby represents and warrants (and, in the case of Section 3.03(a), covenants) to the Preferred Shareholders as of the date hereof and as of the Closing Date as follows, except as disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the U.S. Securities and Exchange Commission (“SEC”) since January 1, 2019 by TPRe and publicly available at least three (3) Business Day prior to the date hereof (the “TPRe SEC Documents”), other than disclosures contained in the “Risk Factors” or “Forward-Looking Statements” sections of such TPRe SEC Documents or that otherwise constitute risk factors or forward-looking statements; provided, that the disclosures therein shall not be deemed to qualify any representations and warranties made in Section 3.01, Section 3.02 or Section 3.03:
Section 3.01    Organization; Standing.

(a)    Each of TPRe and its Subsidiaries (i) is a corporation or other legal entity, duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of incorporation or organization, (ii) has full corporate or similar power and authority to own, lease and operate its properties, rights and assets and to conduct its business as presently conducted, and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, in the case of clause (iii), where such failure would not, individually or in the aggregate, reasonably be likely to have a TPRe Material Adverse Effect.
(b)    A true and correct copy of each of the TPRe Organizational Documents is included in the TPRe SEC Documents. TPRe is not in violation of any provisions of the TPRe Organizational Documents.
Section 3.02    Capitalization. The representations and warranties of TPRe in Section 4.02 of the Merger Agreement were, as of the date of the Merger Agreement, true and correct in all respects. Between the date of the Merger Agreement and the date hereof, neither TPRe nor any of its Subsidiaries has taken, authorized, or committed or agreed (in writing or otherwise) to take, any of the actions described in Sections 5.01(b)(i), (ii), (iii) or (iv) of the Merger Agreement.
Section 3.03    Authority; Noncontravention; Voting Requirement.
(a)    TPRe has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by TPRe of this Agreement and the SiriusPoint Certificate of Designation, and the consummation by TPRe of the Transactions, will be or have been, as applicable, on or prior to September 11, 2020, duly authorized and approved by the TPRe Board and, except for such authorization by the TPRe Board, executing and delivering the SiriusPoint Certificate of Designation, filing the SiriusPoint Certificate of Designation with the Registrar pursuant to the Bermuda Companies Act, and the corporate actions necessary to consummate the Merger, no other corporate action on the part of TPRe is necessary to authorize the execution, delivery and performance by TPRe of this Agreement and the SiriusPoint Certificate of Designation and the consummation by TPRe of the Transactions. This Agreement has been duly executed and delivered by TPRe and, assuming due authorization, execution and delivery hereof by the other Parties, constitutes a legal, valid and binding obligation of TPRe, enforceable against TPRe in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, rehabilitation, conservatorship, liquidation, receivership and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (clauses (i) and (ii), collectively, the “Bankruptcy and Equity Exception”).
(b)    [Reserved].
(c)    Neither the execution and delivery of this Agreement by TPRe, nor the consummation by TPRe of the Transactions, nor performance or compliance by TPRe with any of the terms or provisions hereof, will (i) conflict with or violate any provision of (A) the TPRe Organizational Documents or (B) the similar organizational documents of any of TPRe’s Subsidiaries in any material respect or (ii) assuming (A) compliance with the matters set forth in Section 4.02(b) (other than Section 4.02(b)(ii) but including (ii)(x) and (ii)(y) thereof) (and assuming the accuracy of the representations and warranties made in such Section 4.02(b)), (B) that the actions described in Section 3.03(a) have been completed, (C) that the Consents referred to in Section 3.04 are obtained and (D) that the filings referred to in Section 3.04 are made, in the case of each of the foregoing clauses (A) through (D), prior to the Closing, (x) violate any Law applicable to TPRe or any of its Subsidiaries in any material respect, (y) require any consent or notice, or result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments pursuant to, any of the terms, conditions or provisions of any material Contract of TPRe or (z) result in the creation of any Lien other than a Permitted Lien on any properties or assets of TPRe or any of its Subsidiaries, except, in the case of clauses (ii)(y) and (ii)(z), as would not, individually or in the aggregate, reasonably be likely to have a TPRe Material Adverse Effect.
(d)    Other than the votes and approvals necessary to consummate the Merger, no votes or approvals of the holders of any class or series of share capital of TPRe or any of its Subsidiaries are necessary to approve this Agreement, the SiriusPoint Certificate of Designation and the Transactions.
Section 3.04    Governmental Approvals. Except for (a) compliance with the rules and regulations of the NYSE, (b) the filing of the SiriusPoint Certificate of Designation with the Registrar pursuant to the Bermuda Companies Act, (c) compliance with any applicable state securities or blue sky laws and (d) the Consents and filings necessary to consummate the Merger, no Consent of, or filing, declaration or registration with, any Governmental Authority by TPRe is necessary for the execution and delivery of this Agreement by TPRe, the performance by TPRe of its obligations hereunder and the consummation by TPRe of the Transactions, other than such other Consents, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be likely to have a TPRe Material Adverse Effect or would not reasonably be likely to prevent, impede, interfere with, hinder or delay in any material respect the ability of TPRe to consummate the Transactions.
Section 3.05    Sale of Securities. Assuming the accuracy of the representations and warranties set forth in Section 4.05, Section 4.06 and Section 4.07, the issuance of the SiriusPoint Preference Shares pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations thereunder. Without limiting the foregoing, neither TPRe nor, to the knowledge of TPRe, any other Person authorized by TPRe to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of SiriusPoint Preference Shares, and neither TPRe nor, to the knowledge of TPRe, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of SiriusPoint Preference Shares under this Agreement to be integrated with prior offerings by TPRe for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will TPRe take any action or step that would cause the offering or issuance of SiriusPoint Preference Shares under this Agreement to be integrated with other offerings by TPRe.
Article 4.    Representations and Warranties and Certain Covenants of the Preferred Shareholders. As a material inducement to TPRe to enter into this Agreement and consummate the transactions contemplated hereby, each Preferred Shareholder (on an individual basis solely with respect to itself and not jointly and severally) hereby represents and warrants (and, in the case of Section 4.04, covenants) to TPRe as of the date hereof and as of the Closing Date as follows:
Section 4.01    Organization; Standing. Each such Preferred Shareholder is a legal entity, duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of incorporation or organization.

Section 4.02    Authorization; No Breach.
(a)    Each such Preferred Shareholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by such Preferred Shareholder of this Agreement, and the consummation by such Preferred Shareholder of the Transactions, have been duly authorized and approved by such Preferred Shareholder and no other corporate action on the part of such Preferred Shareholder is necessary to authorize the execution, delivery and performance by such Preferred Shareholder of this Agreement and the consummation by such Preferred Shareholder of the Transactions. This Agreement has been duly executed and delivered by such Preferred Shareholder and, assuming due authorization, execution and delivery hereof by the other Parties, constitutes a legal, valid and binding obligation of such Preferred Shareholder, enforceable against such Preferred Shareholder in accordance with its terms, except that such enforceability may be limited by and is subject to the Bankruptcy and Equity Exception.
(b)    Neither the execution and delivery of this Agreement by such Preferred Shareholder, nor the consummation by such Preferred Shareholder of the Transactions, nor performance or compliance by such Preferred Shareholder with any of the terms or provisions hereof, will (i) conflict with or violate any provision of (A) the organizational documents of such Preferred Shareholder in any material respect or (ii) assuming compliance with the matters set forth in Section 3.03(c) (other than Section 3.03(c)(ii)(A)) (and assuming the accuracy of the representations and warranties made in such Section 3.03(c)) prior to the Closing, (x) violate any Law applicable to such Preferred Shareholder in any material respect, (y) require any consent or notice, or result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments pursuant to, any of the terms, conditions or provisions of any material Contract of such Preferred Shareholder or (z) result in the creation of any Lien other than a Permitted Lien on any properties or assets of such Preferred Shareholder or any of its Subsidiaries, except, in the case of clauses (ii)(y) and (ii)(z), as would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on such Preferred Shareholder or would not reasonably be likely to prevent, impede, interfere with, hinder or delay in any material respect the ability of such Preferred Shareholder to consummate the Transactions.
Section 4.03    Governmental Approvals. No Consent of, or filing, declaration or registration with, any Governmental Authority by such Preferred Shareholder is necessary for the execution and delivery of this Agreement by such Preferred Shareholder, the performance by such Preferred Shareholder of its obligations hereunder and the consummation by such Preferred Shareholder of the Transactions, other than such other Consents, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on such Preferred Shareholder or would not reasonably be likely to prevent, impede, interfere with, hinder or delay in any material respect the ability of such Preferred Shareholder to consummate the Transactions.
Section 4.04    Ownership of the Series B Preference Shares. Each such Preferred Shareholder has good and valid title to the Series B Preference Shares set forth next to such Preferred Shareholder’s name on Schedule I hereto, in column II, free and clear of all Encumbrances. Each Preferred Shareholder agrees not to directly or indirectly sell, dispose of, or otherwise transfer its Series B Preference Shares prior to the Closing, unless the acquirer agrees in writing to be bound by the terms of this Agreement.
Section 4.05    Acquisition for Investment. Each such Preferred Shareholder is acquiring the SiriusPoint Preferred Shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

Section 4.06    Restricted Securities. Each such Preferred Shareholder understands that (i) except as provided on Annex A of this Agreement, the SiriusPoint Preferred Shares will not be registered under the Securities Act or any state securities laws by reason of their issuance by TPRe in a transaction exempt from the registration requirements thereof and (ii) the SiriusPoint Preferred Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.
Section 4.07    Accredited Investor. Each such Preferred Shareholder is a “Qualified Institutional Buyer” (as defined in Rule 144A of the Securities Act) or is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) and/or (as it pertains to clauses (1), (2), (3) or (7)) (8) of Regulation D promulgated under the Securities Act). Each such Preferred Shareholder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Series B Preferred Shares and the SiriusPoint Preferred Shares and is capable of bearing the economic risks of such investment.
Section 4.08    Confidential Information. Each Preferred Shareholder acknowledges that TPRe and its affiliates and their respective directors, officers, employees and controlling persons may be in possession of material non-public information (the “Confidential Information”) regarding the Company or TPRe, respectively, and TPRe is under no obligation to disclose such Confidential Information in connection with the execution and delivery of this Agreement or the consummation of the Exchange. Each such Preferred Shareholder acknowledges that the Confidential Information may be material in respect of the Company or TPRe and their respective financial condition, results of operations, business, properties, assets, liabilities, management, projections, plans or prospects or to a determination of the value of the SiriusPoint Preference Shares and or the Series B Preference Shares and that such value may be substantially different from the consideration contemplated for such securities in this Agreement. Each such Preferred Shareholder acknowledges that TPRe currently does not have any fiduciary duty to any Preferred Shareholder, or any current obligation, fiduciary or otherwise, to disclose to it any Confidential Information. Neither the foregoing nor any other provision of this Agreement shall relieve TPRe or any of its affiliates or any of their respective directors, officers, employees, agents and controlling persons, from any liability in respect of actual fraud or any breach of a representation, warranty or covenant in this Agreement, or release it from any duties owed to its shareholders after the consummation of the Exchange.
Section 4.09    Evaluation of and Ability to Bear Risks Each Preferred Shareholder (a) is experienced, sophisticated and knowledgeable in business and financial matters and in the trading of securities, (b) is able to bear the business, financial and economic risks associated with the transactions contemplated by this Agreement and (c) understands the disadvantage that may result from selling the Series B Preference Shares without knowledge of any Confidential Information. Each such Preferred Shareholder, (a) by reason of its own business or financial experience or its own independent investigation, has the capability, and has information sufficient in order, (i) to make, and has so made, an informed decision on the merits and risks of entering into and consummating the Transactions and (ii) to protect its own interests in connection with the Transactions; (b) has had sufficient information and opportunity for satisfactory consultation, and has so consulted, with advisors, financial, legal or otherwise, of its choice with regard to the merits and risks of entering into and consummating the Transactions; and (c) has relied on its own business or financial experience or its own independent investigation, along with the representations, warranties, covenants and agreements made by TPRe in this Agreement and the information that TPRe has publicly filed with or furnished to the SEC, in determining to enter into and consummate the Transactions.
Section 4.10    Non-Reliance Except as set forth in this Agreement, no Preferred Shareholder has relied upon any representation, warranty, covenant or agreement, concerning the Transaction or the

SiriusPoint Preference Shares, whether express or implied, of any kind or character, of TPRe or any of its affiliates or any of their respective directors, officers, employees, agents and controlling persons. In addition, no Preferred Shareholder has relied on TPRe to act in any advisory or fiduciary capacity in connection with the Seller’s decision to enter into this Agreement or any of the transactions contemplated by this Agreement.
Article 5.    Covenants and Agreements.
Section 5.01    Press Release and Announcements. Each of the Preferred Shareholders and TPRe shall consult with each other before issuing, and give each other reasonable opportunity to review and comment upon, any press release or other public statement with respect to the Transactions, and shall not (and shall not cause or permit their respective Subsidiaries or Representatives to) issue any such press release or make any such public statement prior to such consultation, except (i) as may be required by applicable Law, court process, or the rules and regulations of any national securities exchange or national securities quotation system, or (ii) to enforce its rights and remedies under this Agreement. Notwithstanding the foregoing, the Parties agree that the Preferred Shareholders shall have the reasonable opportunity to review and comment upon any filings with the SEC (including any Current Report on Form 8-K or any written communication made pursuant to Rule 425 under the Securities Act) to be made by TPRe with respect to the Transactions or the Potential Claims or that refer to the Preferred Shareholders between the date hereof and the Closing. TPRe and the Preferred Shareholders may make any oral or written public or internal announcements, releases or statements without complying with the foregoing requirements, if the substance of such announcements, releases or statements, was publicly or internally disclosed and previously subject to the foregoing requirements.
Section 5.02    Further Assurances. In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement or the transactions contemplated hereby, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party.
Section 5.03    Certain Covenants of TPRe. During the period from the date of this Agreement until the Closing or earlier termination of this Agreement, except as otherwise permitted by, or reasonably necessary to effectuate the transactions contemplated by, this Agreement, TPRe shall not and shall cause each of its Subsidiaries not to:
(a)    (i) issue or authorize the issuance of any equity securities in TPRe or any Subsidiary of TPRe, or securities convertible into, or exchangeable or exercisable for, any such equity securities, or any rights of any kind to acquire any such equity securities or such convertible or exchangeable securities, other than (A) equity securities that rank (or that, upon the issuance of the SiriusPoint Preference Shares, will rank) junior to, or on parity with, the SiriusPoint Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of TPRe, (B) the “Merger Consideration Preference Shares” (as defined in the Merger Agreement) and (C) commitments to issue additional SiriusPoint Preference Shares to third parties at or following the Closing, or the issuance of additional SiriusPoint Preference Shares at any time following the date hereof, on a parity basis with the Preferred Shareholders and on terms no more favorable than those to be granted to the Preferred Shareholders in the SiriusPoint Certificate of Designation, or (ii) provide consent to the Company to issue or authorize the issuance of any equity securities in the Company or any Subsidiary of the Company, or securities convertible into, or exchangeable or exercisable for, any such equity securities, or any rights of any kind to acquire any such equity securities or such convertible or exchangeable securities;

(b)    establish a record date for, declare, set aside or pay, or propose to declare, set aside or pay, any dividends on or make other distributions in respect of any of its share capital, options, warrants or other equity or voting interests (whether in cash, shares or property or any combination thereof), except for dividends or other distributions paid by a direct or indirect wholly owned Subsidiary to TPRe or its Subsidiaries;
(c)    other than the SiriusPoint Certificate of Designation or the “Parent Certificate of Designation” (as defined in the Merger Agreement), (A) amend the TPRe Organizational Documents or (B) amend in any material respect the comparable organizational documents of any of the Subsidiaries of TPRe, in the case of (A) and (B), in a manner that would reasonably be likely to prevent or to impede, interfere with, hinder or delay in any material respect the consummation of the Transactions or the rights of the SiriusPoint Preference Shares;
(d)    adopt a plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of TPRe or any of its Subsidiaries (other than dormant Subsidiaries or, with respect to any merger, amalgamation or consolidation, other than the Merger or among TPRe and any wholly owned Subsidiary of TPRe or among wholly owned Subsidiaries of TPRe); or
(e)    authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.
Section 5.04    Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Preferred Shareholders and TPRe shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such Party pursuant to this Agreement and to promptly consummate and make effective the transactions contemplated hereby, including executing and delivering any additional agreements, documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes and intent of, this Agreement.
Section 5.05    Registration Rights. TPRe and the Preferred Shareholders hereby make the agreements and covenants with respect to the marketing and registration of the SiriusPoint Preferred Shares that are set forth on Annex A to this Agreement, which is hereby incorporated into this Agreement by this reference.
Section 5.06    Stock Exchange Listing. TPRe shall use commercially reasonable efforts to cause the SiriusPoint Preference Shares to be issued in connection with the Exchange to be listed on the NYSE as soon as possible following the Closing, but in no event later than one hundred twenty (120) days following the Closing, at TPRe’s sole expense.
Section 5.07    Credit Rating. TPRe shall use reasonable best efforts to cause the SiriusPoint Preference Shares to be rated by each of S&P (at a rating of BB or higher) and Moody’s as soon as possible following the Closing and to cause a credit rating from S&P and Moody’s to be maintained for so long as any SiriusPoint Preference Shares remain outstanding, in each case at TPRe’s sole expense.
Section 5.08    Approvals. TPRe shall use reasonable best efforts to obtain the TPRe Board’s approval of this Agreement, the SiriusPoint Certificate of Designation and the Transactions (the “TPRe Board Approval”).

Section 5.09    Bermuda Monetary Authority Review. Each of the Preferred Shareholders and TPRe agree that such Party will use reasonable best efforts to revise the SiriusPoint Certificate of Designation to the extent the Bermuda Monetary Authority requires changes to the SiriusPoint Preference Shares for the SiriusPoint Preference Shares to qualify as Tier 2 capital; provided that such changes do not materially adversely effect the economic position of the Preferred Shareholders or TPRe; and provided further, that each of the Parties will use reasonable best efforts (including by amending this Agreement) to ensure that any such revisions or changes will be done in a manner so as to cause each Party, to the extent reasonably practicable, to be in substantially the same position (including as to economic rights and priority) as the terms contemplated by this Agreement and the SiriusPoint Certificate of Designation as of the date hereof.
Article 6.    Conditions to the Obligations of the Parties at the Closing.
Section 6.01    Conditions to the Obligations of TPRe at the Closing. The obligation of TPRe to consummate the Transactions at the Closing is subject to the satisfaction on or prior to the Closing of each of the following conditions, each of which may be waived in writing by TPRe:
(a)    No Order. No Law or Order (whether temporary, preliminary or permanent) shall have been enacted, issued or enforced by any court or other Governmental Authority of competent jurisdiction that is in effect and that prevents or prohibits consummation of the Transactions.
(b)    Performance of Obligations and Agreement of the Preferred Shareholders. Each of the Preferred Shareholders shall have performed or complied in all material respects with the obligations and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing, and TPRe shall have received a certificate signed on behalf of each of the Preferred Shareholders by an executive officer of each of the Preferred Shareholders to such effect.
(c)    Simultaneous Closing. The Merger and the other transactions contemplated by the Merger Agreement shall be consummated immediately prior to or concurrently with the Closing.
Section 6.02    Conditions to the Obligations of the Preferred Shareholders at the Closing. The obligations of the Preferred Shareholders to consummate the Transactions at the Closing is subject to the satisfaction on or prior to the Closing of each of the following conditions, each of which may be waived in writing by the Preferred Shareholders:
(a)    No Order. No Law or Order (whether temporary, preliminary or permanent) shall have been enacted, issued or enforced by any court or other Governmental Authority of competent jurisdiction that is in effect and that prevents or prohibits consummation of the Transactions.
(b)    Performance of Obligations and Agreement of TPRe. TPRe shall have performed or complied in all material respects with the obligations and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing, and the Preferred Shareholders shall have received a certificate signed on behalf of TPRe by an executive officer of TPRe to such effect.
(c)    Simultaneous Closing. The Merger and the other transactions contemplated by the Merger Agreement shall be consummated immediately prior to or concurrently with the Closing.
Article 7.    Mutual Release and Additional Agreements.
Section 7.01    Mutual Release.

(a)    In consideration of the covenants, agreements and undertakings of the Parties under this Agreement, effective only upon, and conditioned on, the consummation of the Transactions contemplated by the Closing, each Party, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, successors, and assigns (collectively, “Releasors”) hereby voluntarily, knowingly, fully and thereafter irrevocably releases, waives, and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors, and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, fixed or contingent, in law, admiralty, or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Agreement arising out of or relating to directly or indirectly the Potential Claims or their ownership or rights under the Series B Preference Shares.
(b)    Each Releasor understands that it may later discover Claims or facts that may be different from, or in addition to, those that it or any other Releasor now knows or believes to exist regarding the subject matter of the release contained in this Article 7, and which, if known at the time of signing this Agreement, may have materially affected this Agreement and such Party’s decision to enter into it and grant the release contained in this Article 7. Nevertheless, the Releasors intend to fully, finally and forever settle and release all Claims that now exist, may exist, or previously existed, as set out in the release contained in this Article 7, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The Releasors hereby waive any right or Claim that might arise as a result of such different or additional Claims or facts.
(c)    The release contained in this Article 7 shall not apply for the benefit of, and shall be null and void as to, any Releasee that makes any demand, brings any claim, or initiates any proceedings in any forum against any of the Preferred Shareholders or their affiliates arising out of or relating to directly or indirectly the Potential Claims or their ownership or rights under the Series B Preference Shares.
(d)    For the avoidance of doubt, this Section 7.01 and the conditional release of Claims contained herein shall be null and void, shall be deemed never to have become effective, and shall have no force and effect on any of the Releasors or any other party if the Closing does not occur in accordance with this Agreement.
Section 7.02    Additional Agreements.
(a)    Any statute of limitations, statute of repose and other time-related defense or claim, whether statutory, contractual or otherwise, whether under federal or state law, and whether at law, in equity or otherwise (including, but not limited to, the doctrines of waiver, laches, acquiescence, or estoppel), in any jurisdiction anywhere in the world, which are or may be applicable to the Potential Claims is hereby tolled for the duration of, and shall not run at any time during, the period beginning on the date of this Agreement and ending on the earlier of (i) the date when this Agreement is terminated pursuant to Section 9.02 and (ii) the consummation of the Transactions contemplated by the Closing (such period, the “Tolling Period”).

(b)    The Parties agree not to assert directly or indirectly, plead, raise by defense or avoidance, or otherwise rely on any passage of time during the Tolling Period in asserting any defenses related to the Potential Claims.
(c)    During the Tolling Period, each Party agrees that it will not, and will cause its officers, directors, partners, employees, attorneys and other representatives not to, initiate or commence an action or proceeding against any other Party arising out of or relating in any way to the Potential Claims. The obligations in this Section 7.02(c) shall immediately cease and become null and void in the event that Sirius, any of its shareholders (other than any of the Preferred Shareholders), their affiliates, their lenders, or anyone acting on their behalf makes any demand, brings any claim, or initiates any proceedings in any forum against any of the Preferred Shareholders or their affiliates arising out of or relating to directly or indirectly the Potential Claims or their ownership or rights under the Series B Preference Shares.
(d)    The execution of this Agreement is not, and shall not operate as, and shall not be construed as, an admission of liability, wrongdoing, or responsibility by the Parties to any person or entity, and nothing herein shall prejudice or affect any other rights or liabilities of the Parties or be used to form the basis of any liability against any Party, nor shall it be asserted or construed to be a waiver of any Potential Claims.
(e)    Nothing in this Agreement shall be taken as an admission by any Party as to the applicability, running, expiration or non-expiration of any statute of limitations or similar rule of law or equity.
(f)    Nothing in this Agreement shall have the effect of reviving any claims that are otherwise barred by any statute of limitations or defense in law or equity relating to the passage of time prior to the date hereof and all time both prior to and after the period in which this Agreement is in effect shall be taken into account in determining when any claim has become or becomes barred by any statute of limitations or any defense in law or equity relating to the passage of time.
(g)    This Agreement may not be introduced into evidence in any action or proceeding, except to the extent necessary to enforce or effectuate the terms of this Agreement and to oppose the assertion of a time-related defense or claim.
Section 7.03    Confidentiality.
(a)    The Parties mutually agree that they shall keep strictly confidential, and shall not, directly or indirectly, disclose to any person or entity (other than their respective legal counsel and as permitted pursuant to Section 7.03(b) below) the Preferred Shareholders’ claims and allegations against the Company regarding the alleged redemption rights under the Series B Certificate of Designation and the facts and circumstances surrounding such claims and allegations, including, but not limited to, any and all facts or allegations concerning the alleged misconduct that the Preferred Shareholders contend the Company and the Company Board committed, as set forth in the redemption notices and related correspondence sent by the Preferred Shareholders to the Company and to the Company Board dated April 12, 2020 and April 13, 2020, and in letters from Kirkland & Ellis LLP to the Company Board dated March 30, 2020, May 16, 2020 and May 27, 2020 or otherwise. For the avoidance of doubt, this Section 7.03 and the confidentiality obligations contained herein shall not survive the termination of this Agreement pursuant to Section 9.02.
(b)    Nothing in this Agreement or any other agreement between the Parties or any other policies of the Company or any of its subsidiaries prohibits or restricts the Preferred Shareholders or the Preferred Shareholders’ attorneys from: (i) making any disclosure of relevant and necessary information or documents in any internal investigation, government investigation, action or proceeding as required by law or legal process, including with respect to possible violations of law, (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act or (iii) making any disclosure that is reasonably necessary to be disclosed to a potential acquirer in connection with a transfer of such Preferred Shareholder’s Series B Preference Shares or SiriusPoint Preferred Shares in accordance with this Agreement; provided that such potential acquirer agrees to keep such disclosure confidential.
Article 8.    Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
“Agreement” has the meaning set forth in the Preamble.
“Bain” has the meaning set forth in the Preamble.
“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.03(a).
“Bermuda Companies Act” means the Companies Act 1981 of Bermuda.
“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York, New York or Hamilton, Bermuda are authorized or required by Law to be closed.
“Carlyle” has the meaning set forth in the Preamble.
“Centerbridge” has the meaning set forth in the Preamble.
“Claims” has the meaning set forth in Section 7.01(a).
“Closing” has the meaning set forth in Section 1.02(f).
“Closing Date” has the meaning set forth in Section 1.02(f).
“Company” has the meaning set forth in the Preamble.
“Company Common Shares” means the common shares, par value $0.01 per share, of the Company.
“Consent” means any consent, waiver, approval, license, Permit, order, non-objection, or authorization.
“Contract” means any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, contract or other binding agreement.
“Encumbrances” means, collectively, all Liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever, but excluding any restrictions on transferability imposed by any securities Laws or, as applicable, the Shareholders Agreement.

“Exchange” has the meaning set forth in Section 1.02(a).
“Exchange Amount” has the meaning set forth in Section 1.02(a).
“Exchange Shares” has the meaning set forth in Section 1.02(a).
“GAAP” means United States generally accepted accounting principles consistently applied, as in effect from time to time.
“Gallatin” has the meaning set forth in the Preamble.
“Governmental Authority” means any government, court, regulatory or administrative agency, commission or authority or other legislative, executive or judicial governmental entity, whether federal, national, provincial, state, local or multinational.
“Law” means any federal, national, provincial, state, local or multinational law, statute, code, rule or regulation.
“Lien” means any pledges, liens, charges, mortgages, encumbrances, leases, licenses, hypothecations or security interests of any kind or nature.
“Merger” has the meaning set forth in the Recitals.
“Merger Agreement” has the meaning set forth in the Recitals.
“Merger Sub” has the meaning set forth in the Recitals.
“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.
“NASDAQ” means the NASDAQ stock market.
“NYSE” means the New York Stock Exchange.
“Order” means any injunction, order, judgment, ruling, decree or writ, in each case, by or before any Governmental Authority.
“Party” has the meaning set forth in the Preamble.
“Permitted Liens” shall have the meaning given to such term in the Merger Agreement; provided that (a) all references therein to the “Effective Time” shall refer to the Closing (as defined in this Agreement) and (b) the term “Permitted Liens” shall also be deemed to include (i) Liens created by or through the actions of the Preferred Shareholders or any of their respective Affiliates, with respect to Liens applicable to TPRe or the Company and (ii) Liens created by or through the actions of TPRe, the Company or any of their respective Affiliates, with respect to Liens applicable to the Preferred Shareholders.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.
“Potential Claims” has the meaning set forth in the Recitals.
“Preferred Shareholders” has the meaning set forth in the Preamble.

“Registrar” means the Registrar of Companies in Bermuda.
“Releasees” has the meaning set forth in Section 7.01(a).
“Releasors” has the meaning set forth in Section 7.01(a).
“Representative” means, with respect to any Person, any director, officer, manager, member, partner (whether limited or general), principal, attorney, employee, agent, advisor, consultant, accountant, or any other Person acting in a representative capacity for such Person or, in the case of the Preferred Shareholders, any existing or potential financing source.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.
“SEC” has the meaning set forth in Article 3.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.
“Series B Certificate of Designation” has the meaning set forth in the Recitals.
“Series B Preference Shares” means the Series B preference shares, par value of $0.01 per share, of the Company.
“Shareholders Agreement” means that certain Shareholders Agreement, dated as of November 5, 2018, by and among the Company, CM Bermuda Ltd. and the Preferred Shareholders and/or Affiliates of the Preferred Shareholders.
“SiriusPoint” has the meaning set forth in the Recitals.
“SiriusPoint Certificate of Designation” has the meaning set forth in Section 1.02(a).
“SiriusPoint Preference Shares” has the meaning set forth in the Recitals.
“Subscription Agreements” has the meaning set forth in the Recitals.
“Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.
“Tolling Period” has the meaning set forth in Section 7.02(a).
“TPRe” has the meaning set forth in the Preamble.
“TPRe Board” has the meaning set forth in the Recitals.
“TPRe Board Approval” has the meaning set forth in Section 5.08.
“TPRe Bye-Laws” means TPRe’s Amended and Restated Bye-Laws adopted July 31, 2018.

“TPRe Charter” means the TPRe’s Memorandum of Association, as amended to the date of this Agreement.
“TPRe Material Adverse Effect” has the meaning given to the term “Parent Material Adverse Effect” in the Merger Agreement; provided that (a) all references therein to the “Transactions” shall refer to the Transactions (as defined in this Agreement) and (b) any manner set forth in the “Parent Disclosure Letter” (as defined in the Merger Agreement) shall only be excluded from the definition of “TPRe Material Adverse Effect” to the extent such matter is set forth on the Schedules delivered by TPRe to the Company and the Preferred Shareholders in connection with this Agreement.
“TPRe Organizational Documents” means the TPRe Charter and the TPRe Bye-Laws.
“TPRe SEC Documents” has the meaning set forth in Article 3.
“Transaction Agreements” means this Agreement, the SiriusPoint Certificate of Designation, and the various agreements, certificates, instruments and other documents contemplated thereby and each other agreement, certificate, instrument or other document contemplated by this Agreement.
“Transactions” has the meaning set forth in Section 1.02(f).

Article 9.    Miscellaneous.
Section 9.01    No Survival of Representations or Warranties. None of the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing.
Section 9.02    Termination. In the event that (a)(i) the Merger Agreement is terminated in accordance with its terms without the Merger being consummated, (ii) the Merger has not been consummated by the Walk-Away Date (as defined in the Merger Agreement), including any extension of the Walk-Away Date pursuant to the Merger Agreement as may be agreed by the parties to the Merger Agreement or (iii) TPRe fails to provide the Preferred Shareholders with reasonably acceptable evidence of the TPRe Board Approval by September 11, 2020, this Agreement shall automatically terminate, or (b) the Merger has not been consummated on or prior to August 6, 2021, the Preferred Shareholders shall have the option to terminate this Agreement, and in any such case, if so terminated, this Agreement shall forthwith become null and void (other than Section 5.01, Section 7.02(b) and this Article 9, all of which shall survive termination of this Agreement), and there shall be no liability on the part of TPRe, the Preferred Shareholders or their respective directors, officers and Affiliates, except (x) as liability may exist pursuant to the provisions specified in the immediately preceding parenthetical that survive such termination and (y) that no such termination shall relieve any party for liability for fraud on the part of such party or any willful and material breach by such party of any representation, warranty, obligation or agreement set forth in this Agreement. For the avoidance of doubt, following any such termination of this Agreement, (A) the Preferred Shareholders shall continue to hold the Series B Preference Shares, (B) the Series B Preference Shares shall continue to be governed by the Series B Certificate of Designation and (C) as stated in Section 7.01(d), Section 7.01 and the conditional release of Claims contained therein shall be null and void, shall be deemed never to have become effective, and shall have no force and effect on any of the Releasors or any other party.

Section 9.03    Preferred Shareholder Consents. Each of the Preferred Shareholders agrees and consents to the termination of the Shareholders Agreement upon the Closing.
Section 9.04    Fees and Expenses. Except as otherwise provided herein, each Party hereto shall pay all of its own costs, fees and expenses incurred by such Party in connection with this Agreement and the consummation (or the preparation for the consummation) of the Transactions. If any legal action or other proceeding relating to this Agreement, the other Transaction Agreements, the Transactions or the enforcement of any provision of this Agreement or the other Transaction Agreements is brought against any Party, the prevailing Party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including attorneys’ fees and expenses) from the Party against which such action or proceeding is brought in addition to any other relief to which such prevailing Party may be entitled.
Section 9.05    Remedies. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached and money damages would not be an adequate remedy. Accordingly, in addition to the other remedies available to the Parties, each Party agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.
Section 9.06    Waivers and Amendments. This Agreement may be amended, or any provision of this Agreement may be waived; provided that (a) any such amendment or waiver shall be binding upon any Preferred Shareholder only if set forth in a writing executed by such Preferred Shareholder and referring specifically to the provision alleged to have been amended or waived and (b) any such amendment or waiver shall be binding upon TPRe only if set forth in a writing executed by TPRe and referring specifically to the provision alleged to have been amended or waived. No course of dealing between or among the Parties shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.
Section 9.07    Successors and Assigns. This Agreement and all of the covenants and agreements contained herein and the rights, interests or obligations hereunder, by or on behalf of any of the Parties, shall bind and inure to the benefit of the respective successors and assigns of the Parties whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by any of the Parties, without the prior written consent of each of the other Parties; provided, that any Preferred Shareholder may assign its rights and obligations under this Agreement (or a relevant portion of such rights) to any Person in connection with a transfer of all or any portion of such Preferred Shareholder’s Series B Preference Shares, or such Preferred Shareholder’s SiriusPoint Preferred Shares, to such Person.
Section 9.08    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only in the jurisdiction where so held and only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 9.09    Counterparts. This Agreement may be executed in counterparts, which collectively shall be deemed an original and which, taken together, shall constitute one and the same instrument. Electronic or facsimile copies of counterparts of this Agreement (including in .pdf format) shall have the full force and effect as an original.
Section 9.10    Descriptive Headings; Interpretation. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule, Annex or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. All references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations. References to “$” shall mean United States dollars. Words using the singular or plural number also shall include the plural or singular number, respectively. References to “hereof,” “herein,” “hereby” and similar terms shall refer to this entire Agreement (including the Schedules, Annexes and Exhibits hereto). References to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or, in the case of a Governmental Authority, Persons succeeding to the relevant functions of such Person). The term “or” shall not be exclusive. The use of the word “including” herein shall mean “including without limitation.” The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant. Any reference to the masculine, feminine or neuter gender shall be deemed to include any gender or all three as appropriate. With respect to the determination of any period of time, unless otherwise set forth in this Agreement, the word “from” means “from and including” and the word “to” means “to but excluding” and if the last day of such period is a non-Business Day, the period in question will end at the end of the next succeeding Business Day.
Section 9.11    Entire Agreement. This Agreement and the Exhibits, Annexes and Schedules hereto, taken together with the other Transaction Agreements, the Shareholders Agreement, the Expense Reimbursement Agreement and the Series B Certificate of Designation, contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.
Section 9.12    No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties, and each of their permitted successors and assigns, and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted successors and assigns, any legal or equitable rights hereunder.
Section 9.13    Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.
(a)    This Agreement, and all claims or causes of action (whether at law or in equity, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof, or the transactions contemplated in this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.
(b)    Without limiting any Party from enforcing any judgment or seeking specific performance as an interim measure, the Parties agree that jurisdiction and venue in any suit, action, or proceeding brought by any Party pursuant to this Agreement or the transactions contemplated hereby shall properly and exclusively lie in the courts of the State of New York or the United States District Court for the

Southern District of New York. Each Party also agrees not to bring any suit, action or proceeding, arising out of or relating to this agreement or the transactions contemplated hereby in any other court (other than upon the appeal of any judgment, decision or action of any such court located in New York or, as applicable, any federal appellate court that includes the State of New York within its jurisdiction). By execution and delivery of this agreement, each Party irrevocably submits to the jurisdiction of such courts for itself and in respect of its property with respect to such suit, action or proceeding. The Parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that any such court is an improper or inconvenient forum for the resolution of such suit, action or proceeding. Each of the Parties further irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 9.14 of this Agreement. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.
(c)    THE PARTIES EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR ANY TRANSACTION AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT, ANY TRANSACTION AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE IRREVOCABLE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 9.14    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given only (a) when delivered in person or sent by email, (b) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (c) five (5) Business Days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid). Such notices, demands and communications shall, unless another address is specified in writing pursuant to the provisions hereof, be sent to the address indicated below:
Notices to TPRe (or, after the closing of the Merger, the Company):
Third Point Reinsurance Ltd.
Point House
3 Waterloo Lane
Pembroke HM 08 Bermuda
Attention:    Janice R. Weidenborner
Email:        Janice.Weidenborner@thirdpointre.com

with a copy (which shall not constitute notice) to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:    Nicholas F. Potter
Email:        nfpotter@debevoise.com

Notices to the Preferred Shareholders:
Bain Capital Special Situations Asia, L.P.
c/o Bain Capital
200 Clarendon Street
Boston, Massachusetts 02116
Attention: General Counsel

CCOF Master, L.P.
c/o The Carlyle Group
520 Madison Avenue
New York, New York 10022
Attention: General Counsel

Centerbridge Credit Partners Master, LP
Centerbridge Special Credit Partners III, LP
c/o Centerbridge Partners
375 Park Avenue
New York, New York 10152
Attention: General Counsel

GPC Partners Investments (Canis) LP
c/o Gallatin Point Capital
660 Steamboat Road, First Floor
Greenwich, Connecticut 06830
Attention: General Counsel

with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York
Attention:    Rajab S. Abbassi, P.C.; David L. Perechocky
Email:        rajab.abbassi@kirkland.com; david.perechocky@kirkland.com

Without limiting the foregoing, any party hereto may give any notice, request, instruction, demand, document or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail, or electronic mail), but no such notice, request, instruction, demand, document or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.
Section 9.15    No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the Parties have executed or caused to be executed on their behalf this Transaction Agreement on the date first written above.
TPRE
THIRD POINT REINSURANCE LTD.
By: /s/ Sid Sankaran_____
Name: Sid Sankaran_______
Title: Chairman___________

Signature Page to Transaction Agreement
i

IN WITNESS WHEREOF, the Parties have executed or caused to be executed on their behalf this Transaction Agreement on the date first written above.

PREFERRED SHAREHOLDERS

BAIN

Bain Capital Special Situations Asia, L.P.
By: Bain Capital Special Situations Asia
Investors, LLC, its general partner
By: Bain Capital Credit Member II, Ltd., its
manager

By: /s/ Andrew S. Viens_____
Name: Andrew S. Viens_______
Its: Managing Director______

CARLYLE

CCOF Master, L.P.
By: CCOF General Partner, L.P., its general
partner
By: CCOF L.L.C., its general partner

By: /s/ Alexander Popov______
Name: Alexander Popov______
Its: Managing Director_______

CENTERBRIDGE

Centerbridge Credit Partners Master, LP
By: Centerbridge Credit Partners Offshore
General Partner, L.P.
By: Centerbridge Credit Cayman GP, Ltd., its
general partner

By: /s/ Susanne V. Clark____
Name: Susanne V. Clark____
Its: Authorized Signatory___

Signature Page to Transaction Agreement
ii

Centerbridge Special Credit Partners III, LP
By: Centerbridge Special Credit Partners General
Partner III, L.P.
By: CSCP III Cayman GP, Ltd., its general
partner

By: /s/ Susanne V. Clark____
Name: Susanne V. Clark____
Its: Authorized Signatory___

GALLATIN

GPC Partners Investments (Canis) LP
By: GPC Partners GP LLC, its general partner
By: Gallatin Point Capital LLC, its sole member

By: /s/ Matthew Botein________
Name: __Matthew Botein______
Its: Managing Partner_________

Signature Page to Transaction Agreement
iii

Schedule I

Preference Shares and Ownership Percentages

I	II	III
Preferred Shareholder	Series B Preference Shares Outstanding	Preferred Shareholder Pro Rata Ownership Percentage
Bain Capital Special Situations Asia, L.P.	1,451,423	12.1951%
CCOF Master, L.P.	3,483,416	29.2683%
Centerbridge Credit Partners Master, LP	2,673,870	22.4663%
Centerbridge Special Credit Partners III, LP	809,546	6.8020%
GPC Partners Investments (Canis) LP	3,483,415	29.2683%
TOTAL	11,901,670	100%
1006165296v6

ANNEX A
REGISTRATION RIGHTS
Note: Certain capitalized terms used in this Annex are defined in Section 10 of this Annex. Capitalized terms used but not defined herein have the meanings set forth in the Agreement. Unless otherwise noted, all references in this Annex to a “Section” refer to a Section of this Annex.
Section 1.    Shelf Registrations.
(a)    Promptly following the Closing Date, the Issuer shall use its commercially reasonable efforts to prepare a registration statement under the Securities Act (the “Shelf Registration Statement”) for a registration pursuant to Rule 415 under the Securities Act on Form S-3 (a “Shelf Registration”) and, if the Issuer is a WKSI at the time of filing the Shelf Registration Statement, such Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”) with respect to all of the Registrable Securities (or such other number of Registrable Securities specified in writing by the Holder thereof) to enable such Shelf Registration Statement to be filed with the Commission as soon as possible following the Closing Date, but in no event later than 120 days following the Closing Date. The Issuer will notify each holder of Registrable Securities within two Business Days of the filing of such Shelf Registration Statement.
(b)    In the event that a Shelf Registration Statement is effective, any holder of Registrable Securities covered by such Shelf Registration Statement shall have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering) Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”), so long as the Shelf Registration Statement remains in effect, and the Issuer shall pay all Registration Expenses in connection therewith. Any holder of Registrable Securities shall make such election by delivering to the Issuer a written notice (a “Shelf Offering Notice”) with respect to such offering specifying the number of Shelf Registrable Securities that such holder desires to sell pursuant to such offering (the “Shelf Offering”); provided that a Shelf Offering Notice may only be made if the sale of Registrable Securities requested to be sold are reasonably expected to result in aggregate gross cash proceeds in excess of $25,000,000 (unless any such holder of Registrable Securities is proposing to sell all of its remaining Registrable Securities). As promptly as practicable, but no later than two Business Days after receipt of a Shelf Offering Notice, the Issuer shall give written notice of such Shelf Offering Notice to all other holders of Shelf Registrable Securities. The Issuer, subject to Section 1(e) and Section 7 hereof, shall include in such Shelf Offering the Shelf Registrable Securities of any other holder of Shelf Registrable Securities that shall have made a written request to the Issuer for inclusion in such Shelf Offering (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such holder) within five Business Days after the receipt of the Shelf Offering Notice. The Issuer shall, as expeditiously as possible (and in any event within 10 Business Days after the receipt of a Shelf Offering Notice), but subject to Section 1(f) hereof, use its reasonable best efforts to facilitate such Shelf Offering. Each Holder agrees that such Holder shall treat as
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confidential the Shelf Offering Notice and shall not disclose or use the information contained in the Issuer’s notice regarding the Shelf Offering Notice without the prior written consent of the Issuer and the Holders of Registrable Securities delivering such Shelf Offering Notice until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of the Agreement.
(c)    If any holder of the Registrable Securities wishes to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the time periods set forth in Section 1(b), such holder shall notify the Issuer of the block trade Shelf Offering not less than two Business Days prior to the day such offering is to commence. The Issuer shall promptly notify other holders of Registrable Securities of such block trade Shelf Offering and such other holders of Registrable Securities must elect whether or not to participate by the next Business Day (i.e., one Business Day prior to the day such offering is to commence) (unless a longer period is agreed to by the holders of a majority of the Registrable Securities wishing to engage in the underwritten block trade) and the Issuer shall as expeditiously as possible use its reasonable best efforts to facilitate such offering (which may close as early as two Business Days after the date it commences).
(d)    The Issuer shall, at the request of any holder of the Registrable Securities covered by a Shelf Registration Statement, file any prospectus supplement or any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by any holder of the Registrable Securities to effect such Shelf Offering.
(e)    Priority on Shelf Offerings. If a Shelf Offering is an underwritten offering and the managing underwriters advise the Issuer in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Issuer shall include in such offering prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.
(f)    Restrictions on Shelf Offerings.
(i)    The Issuer may postpone, for up to 90 days from the date of the request (the “Suspension Period”), the filing or the effectiveness of a registration statement for a Shelf Registration or suspend the use of a prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Shelf Registrable Securities) by providing written notice to the holders of Registrable Securities if (A) the Issuer’s board of directors determines in its
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reasonable good faith judgment that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Issuer or any Subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or other transaction involving the Issuer, (B) upon advice of counsel, the sale of Registrable Securities pursuant to the registration statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable law or (C) (x) the Issuer has a bona fide business purpose for preserving the confidentiality of such transaction or (y) disclosure would have a material adverse effect on the Issuer or the Issuer’s ability to consummate such transaction or (z) such transaction renders the Issuer unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Shelf Registration Statement (or such filings) to become effective or to promptly amend or supplement the Shelf Registration Statement on a post effective basis, as applicable. The Issuer may delay or suspend the effectiveness of a Shelf Registration or Shelf Offering pursuant to this Section 1(f)(i) only once in any twelve-month period; provided that, for the avoidance of doubt, the Issuer may in any event delay or suspend the effectiveness of Shelf Registration or Shelf Offering in the case of an event described under Section 4(a)(vi) to enable it to comply with its obligations set forth in Section 4(a)(vi).
(ii)    In the case of an event that causes the Issuer to suspend the use of a Shelf Registration Statement as set forth in Section 1(f)(i) or pursuant to Section 4(a)(vi) (a “Suspension Event”), the Issuer shall give a notice to the holders of Registrable Securities registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. A holder of Registrable Securities shall not effect any sales of its Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Issuer and prior to receipt of an End of Suspension Notice (as defined below). Each holder of Registrable Securities agrees that it shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Issuer until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such holder of Registrable Securities in breach of the terms of the Agreement. A holder of Registrable Securities may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Issuer, which End of Suspension Notice shall be given by the Issuer to the holders and to the holders’ counsel, if any, promptly following the conclusion of any Suspension Event.
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(iii)    Notwithstanding any provision herein to the contrary, if the Issuer shall give a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 1(f), the Issuer agrees that it shall extend the period of time during which such Shelf Registration Statement shall be maintained effective pursuant to this Annex by the number of days during the period from the date of receipt by the holders of the Suspension Notice to and including the date of receipt by the holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event.
(iv)    the Company shall not be obligated to file any Shelf Registration Statement, participate in the launch of or effect any Shelf Offering within the period commencing on the last day of any quarter or year and ending two days following the Company’s earnings release for any fiscal quarter or fiscal year.
(g)    Selection of Underwriters. If any Shelf Offering is an underwritten offering, the holders of a majority of the Registrable Securities participating in such underwritten offering shall have the right to select the investment banker(s) and manager(s) to administer the offering relating to such Shelf Offering.
(h)    Other Registration Rights. Except as provided in the Agreement or pursuant to the Merger Agreement, the Issuer shall not grant any registration rights to any Persons with respect to any preference shares of the Issuer or any Subsidiary, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities (such consent not to be unreasonably withheld or delayed); provided that the Issuer may grant, with respect to preference shares of the Issuer or any Subsidiary (i) rights to other Persons to participate in Piggyback Registrations so long as such rights are not senior to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations as set forth in Section 2(c), (ii) rights to Shelf Registrations and Shelf Offerings so long as such rights are not senior to the rights of the holders of Registrable Securities as set forth in this Section 1 and (iii) such other registration rights that are no more favorable to such other Person in any respect than the rights set forth in this Annex.
(i)    Revocation of Shelf Offering Notice. At any time prior to the effective date of the registration statement relating to a Shelf Registration or the “pricing” of any offering relating to a Shelf Offering Notice, the holders of Registrable Securities that provided the applicable Shelf Offering Notice may revoke such Shelf Offering Notice on behalf of all holders of Registrable Securities participating in such Shelf Offering without liability to such holders of Registrable Securities, in each case by providing written notice to the Issuer.
Section 2.    Piggyback Registrations.
(a)    Right to Piggyback. Whenever the Issuer proposes to register any of its preference shares, or securities convertible into, or exchangeable or exercisable for, preference shares, under the Securities Act for its own account (other than in connection with registrations on
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Form S 4 or S 8 promulgated by the Commission or any successor or similar forms) (a “Piggyback Registration”), the Issuer shall give prompt written notice (in any event at least 5 Business Days before the anticipated filing date of the applicable registration statement or preliminary prospectus supplement, as the case may be) to all holders of Registrable Securities of its intention to effect such Piggyback Registration and, subject to the terms of Section 2(c), shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Issuer has received written requests for inclusion therein within 5 Business Days after delivery of the Issuer’s notice.
(b)    Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Issuer in all Piggyback Registrations, whether or not any such registration became effective.
(c)    Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Issuer, and the managing underwriters advise the Issuer in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Issuer shall include in such registration (i) first, the securities the Issuer proposes to sell and, (ii) second, the Registrable Securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the holders of such Registrable Securities and other securities requested to be included in such registration on the basis of the number of shares owned by each such holder.
(d)    Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering will be determined by the Issuer in its sole discretion.
Section 3.    Holdback Agreements.
(a)    Holders of Registrable Securities. In connection with any underwritten Public Offering, each holder of Registrable Securities shall enter into lock-up agreements with the managing underwriter(s) that provide for the following unless the underwriters managing such underwritten Public Offering otherwise agree in writing: such holder shall not (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Capital Stock of the Issuer (including Capital Stock of the Issuer that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the Commission) (collectively, “Securities”) or any securities, options or rights convertible into or exchangeable or exercisable for Securities (collectively, “Other Securities”), (B) enter into a transaction which would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities, whether such transaction is to be settled by delivery of such Securities, in cash or otherwise (each of (A), (B) and (C) above, a “Sale Transaction”) or (D) publicly disclose the intention to enter into any Sale Transaction, commencing on the earlier of the date on which the Issuer gives notice to the holders of Registrable Securities of the circulation of a preliminary or final prospectus (or prospectus supplement) for such Public Offering or the “pricing” of such offering and continuing to the date that is 90 days following the date of the final
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prospectus for such Public Offering (such period, or such shorter period as agreed to by the managing underwriter(s), a “Holdback Period”), in each case with such modifications and exceptions as may be approved by the Issuer and the holders of a majority of the Registrable Securities. In addition, upon request by the managing underwriter(s), each holder shall enter into customary holdback agreements consistent with the terms herein.
(b)    The Issuer. The Issuer (i) will not file any registration statement for a sale or distribution by the Issuer, one of its Subsidiaries and/or shareholders to the public of Securities or Other Securities pursuant to an offering registered under the Securities Act or cause any such registration statement to become effective, or effect any public sale or distribution of its Securities or Other Securities during any Holdback Period (other than as part of such underwritten offering, or a registration on Form S-4 or Form S-8 or any successor or similar form) and (ii) will cause each of its directors and executive officers to agree not to effect any Sale Transaction during any Holdback Period, except as part of such underwritten offering (if otherwise permitted), unless approved in writing by the underwriters managing the underwritten offering and to enter into any lock-up, holdback or similar agreements requested by the underwriter(s) managing such offering, in each case with such modifications and exceptions as may be approved by the Issuer and the holders of a majority of the Registrable Securities.
Section 4.    Marketing Cooperation and Registration Procedures.
(a)    From and after the date hereof, whenever the holders of Registrable Securities have initiated a Shelf Offering, or otherwise upon the reasonable request of a holder of Registrable Securities, the Issuer shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and to provide all reasonable cooperation as the holders of Registrable Securities may reasonably request to assist the holders of Registrable Securities in the marketing, resale or disposition of the Registrable Securities, including to, as expeditiously as possible:
(i)    in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, (A) prepare and file with the Commission a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to be declared effective or otherwise become effective as soon as reasonably practicable on or following the date such registration statement is filed with the Commission but, in any event, no later than the Effectiveness Deadline (provided that not less than five Business Days before filing a registration statement or prospectus or any amendments or supplements thereto, the Issuer shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel) and (B) respond as promptly as reasonably practicable to any comments received from the Commission and request acceleration of effectiveness as promptly as reasonably practicable after it learns that the Commission will not review the registration statement or after it has satisfied comments received from the Commission;
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(ii)    notify each holder of Registrable Securities of (A) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Issuer or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;
(iii)    prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with the sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;
(iv)    furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
(v)    use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Issuer shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) consent to general service of process in any such jurisdiction) or (C) subject itself to taxation in any jurisdiction where it is not then so subject;
(vi)    notify each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (C) at any time when a prospectus relating
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thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 1(f), at the request of any such seller, the Issuer shall use its commercially reasonable efforts to prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
(vii)    use commercially reasonable efforts to cause all such Registrable Securities to be listed on the NYSE as set forth in Section 5.06 of the Agreement;
(viii)    use commercially reasonable efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the Closing Date and use commercially reasonable efforts to procure the cooperation of such transfer agent and registrar in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the majority of the holders of the Registrable Securities or the managing underwriter(s); in connection therewith, if reasonably required by the Issuer’s transfer agent and registrar, the Issuer shall, promptly after the effectiveness of the applicable registration statement, cause a customary opinion of counsel (which may be internal counsel) as to the removal of any restrictive legend to be delivered to its transfer agent and registrar, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the registration statement;
(ix)    enter into and perform such customary agreements (including underwriting agreements and “lock-up” agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, causing the Issuer and any directors or officers of the Issuer to agree to be bound by customary “lock-up” agreements restricting the ability to dispose of Issuer securities and file or cause the filing of any registration statement under the Securities Act);
(x)    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Issuer as shall be necessary to enable them to exercise their due diligence responsibility, and supply, and cause the Issuer’s officers, directors, employees, agents, representatives and independent accountants to supply, all information (including, without limitation, financial statements and financial data of the Issuer and its Subsidiaries) reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration, disposition or marketing efforts;
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(xi)    take all reasonable actions to ensure that any Free Writing Prospectus utilized in connection with any Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(xii)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Issuer’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;
(xiii)    permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Issuer, to participate in the preparation of such registration or comparable statement and to allow such holder to provide language for insertion therein, in form and substance satisfactory to the Issuer, which in the reasonable judgment of such holder and its counsel should be included;
(xiv)    in the event any registration statement required to be filed under Section 1 ceases to be effective for any reason at any time during the period during which such registration statement is required to be kept effective (including as a result of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any SiriusPoint Preference Shares included in such registration statement for sale in any jurisdiction), use reasonable best efforts promptly to cause such registration statement to again become effective or be declared effective under the Securities Act (including obtaining the prompt withdrawal of any such order or amending such registration statement or filing an additional registration statement);
(xv)    use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;
(xvi)    cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request at least 2 Business Days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within 10 Business Days prior to having to issue the Securities;
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(xvii)    cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
(xviii)    use its commercially reasonable efforts to make available the executive officers of the Issuer to participate with the holders of Registrable Securities and any underwriters in any meetings, “road shows,” drafting sessions, rating agency presentations, due diligence sessions or other selling efforts that may be reasonably requested by the holders in connection with the marketing, resale, distribution or disposition of the Registrable Securities and to assist in preparation of presentations, teasers, offering memoranda and other customary marketing materials taking into account the Issuer’s reasonable business needs;
(xix)    use its commercially reasonable efforts to obtain one or more cold comfort letters from the Issuer’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters;
(xx)    use its commercially reasonable efforts to provide a legal opinion and negative assurances letter of the Issuer’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the applicable underwriting agreement), each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions and negative assurances letters of such nature, which legal opinion and negative assurances letter shall be addressed to the underwriters;
(xxi)    if the Issuer files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;
(xxii)    if the Issuer does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold;
(xxiii)    if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Issuer is required to re-evaluate its WKSI status the Issuer determines that it is not a WKSI, use its reasonable best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective;
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(xxiv)    provide any information or cooperation as reasonably requested in connection with any required and advisable regulatory approvals, consents or filings, including under applicable antitrust, securities and insurance Laws; and
(xxv)    take all other corporate, limited liability company, partnership or other similar actions reasonably requested by a Preferred Shareholder or any transaction counterparty in connection with the marketing, resale, distribution or disposition of the Registrable Securities.
(b)    The Issuer shall use its reasonable best efforts to cause any officer of the Issuer, for so long as he or she is employed by the Issuer or any Subsidiary thereof, to participate fully in the sale process in a manner customary for persons in like positions and consistent with his or her other duties with the Issuer, including the preparation of the registration statement or other marketing materials and the preparation and presentation of any “road shows” or other presentations.
(c)    If the Issuer files any Automatic Shelf Registration Statement for the benefit of the holders of any of its securities other than the holders of Registrable Securities, and the holders of Registrable Securities do not request that their Registrable Securities be included in such Shelf Registration Statement, the Issuer agrees that, at the request of any holder of the Registrable Securities, it shall include in such Automatic Shelf Registration Statement such disclosures as may be required by Rule 430B in order to ensure that the holders of the Registrable Securities may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.
(d)    The Issuer may require each seller of Registrable Securities as to which any registration is being effected to furnish the Issuer such information regarding such seller and the registration and distribution of such securities as the Issuer may from time to time reasonably request in writing.
(e)    If any Preferred Shareholder or any of its respective Affiliates seek to effectuate an in-kind distribution of all or part of their respective Registrable Securities to their respective direct or indirect equityholders, the Issuer shall, subject to any applicable lock-ups, cooperate with the foregoing persons to facilitate such in-kind distribution in the manner reasonably requested.
Section 5.    Registration Expenses.
(a)    The Issuer’s Obligation. All expenses incident to the Issuer’s performance of or compliance with the provisions of this Annex (including, without limitation, all registration, qualification and filing fees; fees and expenses in connection with the listing of securities on any securities exchange or automated interdealer quotation system; fees and expenses of compliance with securities or blue sky laws; fees and expenses in connection with any review by FINRA; printing expenses; messenger and delivery expenses; fees and disbursements of custodians; and fees and disbursements of counsel for the Issuer, all independent certified public accountants (including in connection with any regular or special reviews or audits incident to or required by any registration) and other Persons retained by the Issuer; expenses of the Issuer relating to any
11

analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities; and fees and expenses of any transfer agent and registrar and the fees and expenses of any other agent or trustee appointed in connection with a registration) (all such expenses being herein called “Registration Expenses”), shall be borne by the Issuer except as provided for in this Annex. The Issuer shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review and the expense of any liability insurance. Each Person that sells securities pursuant to a Shelf Offering or Piggyback Registration hereunder shall bear and pay all underwriting discounts, selling commissions or fees, or any discount commissions or fees of selling brokers, dealers or similar securities industry professionals and transfer taxes applicable to the securities sold for such Person’s account.
(b)    Counsel Fees and Disbursements. In connection with each Piggyback Registration and each Shelf Offering that is an underwritten offering, the Issuer shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration or participating in such Shelf Offering.
(c)    Security Holders. To the extent Registration Expenses are not required to be paid by the Issuer, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.
Section 6.    Indemnification and Contribution.
(a)    By the Issuer. The Issuer shall indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors employees, agents and representatives, and each Person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, or are based upon: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free Writing Prospectus, or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Issuer of the Securities Act or state securities laws or any rule or regulation promulgated thereunder applicable to the Issuer and relating to action or inaction required of the Issuer in connection with any such registration. In addition, the Issuer will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such losses. Notwithstanding the foregoing, the Issuer shall not be liable in any such case to the extent that any such losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with,
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written information prepared and furnished in writing to the Issuer by such Indemnified Party expressly for use therein or by such Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Issuer has furnished such Indemnified Party with a sufficient number of copies of the same. In connection with an underwritten offering, the Issuer shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties.
(b)    By Each Security Holder. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Issuer in writing such information and affidavits as the Issuer reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Issuer, its officers, directors, employees, agents and representatives, and each Person who controls the Issuer (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities, severally and not jointly, to which such holder or any such director or officer, any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any registration statement or prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or Free Writing Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information prepared and furnished to the Issuer by such holder pertaining exclusively to such holder expressly for use therein or (iii) any violation by the holder of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the holder and relating to action or inaction required of the holder in connection with any such registration, and such holder shall reimburse the Issuer and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding, provided that the obligation to indemnify and hold harmless shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.
(c)    Claim Procedure. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and
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expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration if such holders are indemnified parties, at the expense of the indemnifying party.
(d)    Contribution. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)    Release. No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof a release from all liability in respect to such claim or litigation.
(f)    Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Annex shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of the Agreement.
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Section 7.    Underwritten Offerings. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Issuer or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Issuer or the underwriters with respect thereto that are materially more burdensome than those provided in Section 6. For the avoidance of doubt, each holder of Registrable Securities shall execute such powers of attorney or custody agreements as are requested by the managing underwriters, appointing as power of attorney or custodian such persons as reasonably requested by the Issuer. Each holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by the Issuer and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 3, Section 4 and this Section 7 or that are necessary to give further effect thereto. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 3 and this Section 7, the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the holders, the Issuer and the underwriters created pursuant to this Section 7.
Section 8.    Current Public Information. At all times after the Issuer has filed a registration statement with the Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Issuer shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144. Upon request, the Issuer shall deliver to any holder of Registrable Securities a written statement as to whether it has complied with such requirements.
Section 9.    General Provisions.
(a)    No Inconsistent Agreements. The Issuer shall not hereafter enter into any agreement with respect to its Sirius Point Preference Shares which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Annex.
(b)    Transfer. For the avoidance of doubt, any transferee of all or any portion of (i) a Preferred Shareholder’s Series B Preference Shares or SiriusPoint Preference Shares pursuant to Section 9.07 of the Agreement or (ii) other Registrable Securities of any holder of Registrable Securities, in each case, shall be deemed to be a holder of Registrable Securities hereunder in the same manner as if such transferee were an original signatory to the Agreement, and the applicable SiriusPoint Preference Shares and Registrable Securities being transferred (or, in the case of a transfer of Series B Preference Shares, the SiriusPoint Preference Shares to be issued to such transferee in exchange for such Series B Preference Shares in the Exchange) shall be included as “Registrable Securities” hereunder.
Section 10.    Definitions. Unless otherwise set forth below or elsewhere in this Annex, other capitalized terms contained herein have the meanings set forth in the Agreement.
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“Automatic Shelf Registration Statement” has the meaning set forth in Section 1(a).
“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights (including conversion and exchange rights) and options to purchase any of the foregoing.
“Commission” means the Securities and Exchange Commission.
“Effectiveness Deadline” means, with respect to any registration statement required to be filed pursuant to Section 1, (a) the date such registration statement is filed, if the Issuer is a WKSI as of such date and such registration statement is an Automatic Shelf Registration Statement eligible to become immediately effective upon filing pursuant to Rule 462 under the 1933 Act; or (b) if the Issuer is not a WKSI as of the date such registration statement is filed, as soon as reasonably practicable, and no later than the 5th Business Day following the date on which the Issuer is notified by the Commission that such registration statement will not be reviewed or is not subject to further review and comments and will be declared effective upon request by the Issuer.
“End of Suspension Notice” has the meaning set forth in Section 1(f)(ii).
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority.
“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405.
“Holdback Period” has the meaning set forth in Section 3(a).
“Holder” means a holder of Registrable Securities.
“Indemnified Parties” has the meaning set forth in Section 6(a).
“Issuer” means, prior to the closing of the Merger, TPRe, and from and after the closing of the Merger, SiriusPoint.
“Piggyback Registrations” has the meaning set forth in Section 2(a).
“Public Offering” means any sale or distribution by the Issuer and/or holders of Registrable Securities to the public of any Capital Stock of the Issuer pursuant to an offering registered under the Securities Act.
“Registrable Securities” means (i) any SiriusPoint Preference Shares issued pursuant to the Agreement or distributed (directly or indirectly) to the Preferred Shareholders or any of their
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respective Affiliates and (ii) any Capital Stock of the Issuer or any Subsidiary of the Issuer issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split, exchange, redemption right, reclassification or combination of securities, or any recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (a) when they cease to be outstanding, (b) when they have been sold or distributed pursuant to a Public Offering, (c) when they have been sold in compliance with Rule 144 or (d) repurchased by the Issuer or a Subsidiary of the Issuer. Notwithstanding the foregoing, any Registrable Securities held by any Person that may be sold under clause (b)(1)(i) of Rule 144 without limitation under any of the other requirements of Rule 144 shall not be deemed to be Registrable Securities. For purposes of this Annex, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.
“Registration Expenses” has the meaning set forth in Section 5(a).
“Rule 144”, “Rule 158”, “Rule 405”, “Rule 415” and “Rule 462” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.
“Sale Transaction” has the meaning set forth in Section 3(a).
“Securities” has the meaning set forth in Section 3(a).
“Shelf Offering” has the meaning set forth in Section 1(b).
“Shelf Offering Notice” has the meaning set forth in Section 1(b).
“Shelf Registrable Securities” has the meaning set forth in Section 1(b).
“Shelf Registration” has the meaning set forth in Section 1(a).
“Shelf Registration Statement” has the meaning set forth in Section 1(a).
“Suspension Event” has the meaning set forth in Section 1(f)(ii).
“Suspension Notice” has the meaning set forth in Section 1(f)(ii).
“Suspension Period” has the meaning set forth in Section 1(f)(i).
“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

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EXHIBIT A
CERTIFICATE OF DESIGNATION
OF
8.00% RESETTABLE FIXED RATE PREFERENCE SHARES, SERIES B
OF
SIRIUSPOINT LTD.
SiriusPoint Ltd. (formerly known as Third Point Reinsurance Ltd.), a Bermuda exempted company limited by shares (the “Company”), HEREBY CERTIFIES that, pursuant to the authority contained in its Amended and Restated Bye-Laws (as amended and restated from time to time, the “Bye-Laws”) and to resolutions of the board of directors of the Company (the “Board of Directors”) adopted on [●], 202[●], the creation of the series of 8.00% Resettable Fixed Rate Preference Shares, Series B, US$0.10 par value per share, US$25.00 liquidation preference per share (the “Series B Preference Shares”), was authorized and the designation, preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Series B Preference Shares, in addition to those set forth in the Memorandum of Association and the Bye-Laws of the Company, were fixed as follows:
SECTION 1.    DESIGNATION. The distinctive serial designation of the Series B Preference Shares is “8.00% Resettable Fixed Rate Preference Shares, Series B.” Each Series B Preference Share shall be identical in all respects to every other Series B Preference Share, except as to issue price, the date of issuance and the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) herein.
SECTION 2.    NUMBER OF SHARES. The authorized number of Series B Preference Shares shall initially be [●]. The Company may from time to time elect to issue additional Series B Preference Shares, and all the additional shares so issued shall be a part of, and form a single series with, the Series B Preference Shares initially authorized hereby. Series B Preference Shares that are redeemed, purchased or otherwise acquired by the Company shall have the status of authorized but unissued shares of the Company, without designation as to class or series.
SECTION 3.    DEFINITIONS. As used herein with respect to Series B Preference Shares:
(a)    “additional amounts” has the meaning specified in Section 5(a).
(b)    “Applicable Supervisor” means the BMA, or, should the BMA no longer have jurisdiction or responsibility to regulate the Company or the Insurance Group, as the context requires, a regulator which is otherwise subject to Applicable Supervisory Regulations.
(c)    “Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to the Company or the Insurance Group, and which
1

shall initially mean the Group Rules until such time when the BMA no longer has jurisdiction or responsibility to regulate the Company or the Insurance Group.
(d)    “Bermuda Business Day” means any day other than a day on which commercial banks in Bermuda are authorized or obligated by law, executive order or regulation to close.
(e)    “BMA” means the Bermuda Monetary Authority.
(f)    “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.
(g)    “Calculation Agent” means the nationally recognized calculation agent appointed by the Company prior to the First Reset Date.
(h)    “Capital Adequacy Regulations” means the solvency margin, capital adequacy regulations or any other regulatory capital rules applicable to the Company from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then-applicable capital adequacy regulations).
(i)    “Capital Disqualification Event” means that the Series B Preference Shares do not qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise), for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level, of the Company or any subsidiary thereof, where capital is subdivided into tiers, as at least Tier 2 capital securities, under then-applicable Capital Adequacy Regulations imposed upon the Company by the Applicable Supervisor, which would include, without limitation, the Company’s Enhanced Capital Requirement, except as a result of any applicable limitation on the amount of such capital.
(j)    “Certificate of Designation” means this Certificate of Designation relating to the Series B Preference Shares, as may be amended from time to time.
(k)    “Code” means the Internal Revenue Code of 1986, as amended.
(l)    “Common Shares” means the common shares, par value US$0.10 per share, of the Company.
(m)    “Companies Act” means the Companies Act 1981 of Bermuda, as amended.
(n)    “Dividend Payment Date” has the meaning specified in Section 4(a).
(o)    “Dividend Period” has the meaning specified in Section 4(a).
(p)    “Dividend Rate” means (i) from and including the Issue Date, to but excluding the First Reset Date, an amount equal to 8.00% of US$25.00 per annum and (ii) from and including the First Reset Date, during each Reset Period, an amount equal to (A) the greater of
2

(x) the Five-Year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date and (y) zero, plus (B) [●]%1 of US$25.00 per annum; provided, that beginning on and after [●], 202[●]2, for so long as any Series B Preference Shares remain outstanding, if and to the extent that the Series B Preference Shares are not, or have ceased to be, listed on the New York Stock Exchange, the applicable Dividend Rate shall increase by 1.00% of US$25.00 per annum until such time as the Series B Preference Shares are so listed; provided further that no such increase in the Dividend Rate shall occur if the Company has complied with Section 17 hereof and the New York Stock Exchange does not permit the Series B Preference Shares to be so listed.
(q)    “Dividend Record Date” has the meaning specified in Section 4(a).
(r)    “DTC” means The Depository Trust Company, together with its successors and assigns.
(s)    “Enhanced Capital Requirement” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act or, should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirements or any other requirement to maintain assets applicable to the Company or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.
(t)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(u)    “First Reset Date” means [●], 202[●]3.
(v)    “Five-Year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable:
(i)    an interest rate (expressed as a decimal) determined to be the per annum rate equal to the average of the yields to maturity for the five Business Days immediately prior to such Reset Dividend Determination Date for U.S. Treasury securities with a maturity of five years from the next Reset Date appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the Calculation Agent; or
(ii)    if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the average of the yields to maturity for the five Business Days immediately prior to such Reset Dividend Determination Date for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next
1 NTD: Amount to equal the difference between the initial rate (8.00%) and the Five-Year U.S. Treasury Rate at the time of pricing.
2 NTD: Insert date that is 120 days from the Issue Date
3 NTD: Insert date that is five years from the date that the issuance of these SiriusPoint Preference Shares is settled.
3

succeeding Reset Dividend Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination Date, in each case as published in the most recently published statistical release designated H.15 Daily Update under the caption “Treasury Constant Maturities” or any successor publication which is published by the Federal Reserve Bank. The Five-Year U.S. Treasury Rate will be determined by the Calculation Agent on the applicable Reset Dividend Determination Date. If the Five-Year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-Year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination Date.
(w)    “Group Rules” means the Group Solvency Standards, together with the Group Supervision Rules.
(x)    “Group Solvency Standards” means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
(y)    “Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
(z)    “Insurance Act” means the Bermuda Insurance Act 1978, as amended from time to time.
(aa)    “Insurance Group” means all of the subsidiaries of the Company that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations.
(bb)    “Issue Date” means [●], 202[●], the initial date of issuance of the Series B Preference Shares.
(cc)    “Junior Shares” means any class or series of shares of the Company that ranks junior to the Series B Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Company. As of the Issue Date, the Company’s Junior Shares outstanding consist of its Common Shares and its Series A Preference Shares.
(dd)    “Liquidation Preference” has the meaning specified in Section 6(b).
(ee)    “Memorandum of Association” means the memorandum of association of the Company, as it may be amended from time to time.
(ff)    “Nonpayment Event” has the meaning specified in Section 9(b).
(gg)    “Parity Shares” means any class or series of shares of the Company that ranks equally with the Series B Preference Shares as to the payment of dividends and as to the
4

distribution of assets on any liquidation, dissolution or winding-up of the Company. As of the Issue Date, there are no Parity Shares of the Company outstanding.
(hh)    “Preference Shares” means any and all series of preference shares of the Company, including the Series B Preference Shares.
(ii)    “Preference Shares Directors” has the meaning specified in Section 9(b).
(jj)    “Rating Agency” means a nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act that publishes a rating for the Company as of the Issue Date.
(kk)    “Rating Agency Event” has the meaning specified in Section 7(e).
(ll)    “Redemption Date” means any date fixed for redemption in accordance with Section 7.
(mm)    “Redemption Requirements” has the meaning specified in Section 7(b).
(nn)    “Redemption Shares” means the Common Shares then issuable upon redemption of the Series B Preference Shares in accordance with the terms of Section 7.
(oo)    “Relevant Date” has the meaning specified in Section 5(b)(i).
(pp)    “Relevant Taxing Jurisdiction” has the meaning specified in Section 7(d).
(qq)     “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, which in each case, will not be adjusted for Business Days.
(rr)    “Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling three Business Days prior to the beginning of such Reset Period.
(ss)    “Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date.
(tt)    “Senior Shares” means any class or series of shares of the Company that ranks senior to the Series B Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Company. As of the Issue Date, there are no Senior Shares of the Company outstanding.
(uu)    “Series A Preference Shares” mean the Series A Preference Shares, with a par value of US $0.10 per share, issued on the Issue Date.
(vv)    “Series B Preference Shares” has the meaning specified in the preamble.
(ww)    “set aside” in the context of any payment, means, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or
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bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of the funds to be so paid on any class or series of the Company’s shares; provided, that if any funds for any class or series of Junior Shares or any class or series of Parity Shares are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then “set aside” with respect to the Series B Preference Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.
(xx)    “Successor Company” means an entity formed by a consolidation, merger, amalgamation or other similar transaction involving the Company or the entity to which the Company conveys, transfers or leases all or substantially all of its properties and assets.
(yy)    “Tax Event” has the meaning specified in Section 7(d).
(zz)     “Voting Preference Shares” means any other class or series of Preference Shares ranking equally with the Series B Preference Shares with respect to dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company and upon which like voting rights have been conferred and are exercisable. As of the Issue Date, there are no other Voting Preference Shares of the Company outstanding.
SECTION 4.    DIVIDENDS.
(a)    RATE AND PAYMENT OF DIVIDENDS. The holders of Series B Preference Shares will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of lawfully available funds for the payment of dividends, cumulative cash dividends from, and including, the Issue Date, quarterly in arrears, on the last day of February, May, August and November of each year (each, a “Dividend Payment Date”), from and including on [●], 202[●]4; provided that, if any Dividend Payment Date falls on a day that is not a Business Day that is also a Bermuda Business Day, such dividend shall instead be payable on (and no additional dividends shall accrue on the amount so payable from such date to) the first Business Day that is also a Bermuda Business Day following such Dividend Payment Date.
Subject to the first sentence of Section 4(a), dividends shall be payable, with respect to each Dividend Period, in an amount per Series B Preference Share equal to the Dividend Rate. Dividends payable on the Series B Preference Shares shall be computed on the basis of a 360-day year consisting of twelve 30-day months with respect to a full Dividend Period, and on the basis of the actual number of days elapsed during such Dividend Period with respect to a Dividend Period other than a full Dividend Period.
Dividends that are payable on Series B Preference Shares on any Dividend Payment Date shall be payable to holders of record of Series B Preference Shares as they appear on the books on the register of members of the Company at 5:00 p.m. (New York City time) on the applicable record date, which shall be the 15th calendar day before that Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 30 nor less than 10 days prior to such Dividend Payment Date
4 NTD: Insert first Dividend Payment Date after the Issue Date.
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(each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day that is also a Bermuda Business Day.
Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the Issue Date, provided that, for any Series B Preference Shares issued after the Issue Date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and publicly disclose at the time such additional shares are issued) and shall end on, but exclude, the next Dividend Payment Date. Dividends payable in respect of a Dividend Period shall be payable in arrears (i.e., on the first Dividend Payment Date after such Dividend Period).
Dividends on the Series B Preference Shares shall be cumulative. Dividends on each Series B Preference Share shall accrue from, and including, the Issue Date, whether or not declared, and whether or not there are earnings or profits, surplus or other funds or assets of the Company legally available for the payment of dividends.
Holders of Series B Preference Shares shall not be entitled to any dividends or other distributions, whether payable in cash, securities or other property, in excess of full cumulative dividends payable on the Series B Preference Shares as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).
(b)    PRIORITY OF DIVIDENDS. So long as any Series B Preference Shares remain outstanding, unless full cumulative dividends for all past Dividend Periods on all outstanding Series B Preference Shares have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), (i) no dividend shall be declared or paid on the Common Shares or any other Junior Shares, other than a dividend payable solely in Common Shares or other Junior Shares, as applicable, and (ii) no Common Shares or other Junior Shares shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than (A) as a result of a reclassification of Junior Shares for or into other Junior Shares, or the exchange or conversion of one Junior Share for or into another Junior Share, (B) through the use of the proceeds of a substantially contemporaneous sale of Junior Shares or (C) as required by or necessary to fulfill the terms of any employment contract, benefit plan or similar arrangement with or for the benefit of one or more employees, directors or consultants). For the avoidance of doubt, the Series A Preference Shares may be forfeited, issued and converted into Common Shares in accordance with the terms of the Series A Preference Shares.
(c)    RESTRICTIONS ON PAYMENT OF DIVIDENDS. Pursuant to and subject to the Companies Act, the Company may not lawfully declare or pay a dividend if the Company has reasonable grounds for believing that the Company is, or would after payment of the dividend be, unable to pay its liabilities as they become due, or that the realizable value of the Company’s assets would, after payment of the dividend, be less than the aggregate value of the Company’s liabilities. Additionally, dividends on the Series B Preference Shares will not be declared, paid or set aside for payment if the Company is, or after giving effect to such act would be, in breach of the Insurance Act, the Companies Act, the Insurance (Eligible Capital) Rules 2012,
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the Group Solvency Standard, including the Enhanced Capital Requirement, or under such other Applicable Supervisory Regulations or other applicable laws, rules and regulations.
SECTION 5.    PAYMENT OF ADDITIONAL AMOUNTS.
(a)    The Company shall make all payments on the Series B Preference Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Relevant Taxing Jurisdiction, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in any Relevant Taxing Jurisdiction). If a withholding or deduction at source is required, the Company shall, subject to certain limitations and exceptions described below, pay to the holders of the Series B Preference Shares such additional amounts (the “additional amounts”) as dividends as may be necessary so that every net payment, after such withholding or deduction (including any such withholding or deduction from such additional amounts), shall be equal to the amounts the Company would otherwise have been required to pay had no such withholding or deduction been required.
(b)    The Company shall not be required to pay any additional amounts for or on account of:
(i)    any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that (x) such holder was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Relevant Taxing Jurisdiction or any political subdivision thereof or otherwise had some connection with the Relevant Taxing Jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Series B Preference Shares, or (y) any Series B Preference Shares were presented for payment (where presentation is required for payment) more than 30 days after the Relevant Date (except to the extent that the holder would have been entitled to such amounts if it had presented such shares for payment on any day within such 30 day period). The “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to holders and notice to that effect shall have been duly given to the holders of the Series B Preference Shares;
(ii)    any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference or of any dividends on the Series B Preference Shares;
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(iii)    any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series B Preference Shares to comply with any reasonable request by the Company addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement that is required or imposed by statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;
(iv)    any tax, fee, duty, assessment or governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any Treasury regulations or other administrative guidance thereunder), any agreements entered into under section 1471(b)(1) of the Code, intergovernmental agreements relating to the foregoing or any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement; or
(v)    any combination of items (i), (ii), (iii) and (iv).
In addition, the Company shall not pay additional amounts with respect to any payment on any such Series B Preference Shares to any holder that is a fiduciary, partnership, limited liability company or other pass-through entity other than the sole beneficial owner of such Series B Preference Shares if such payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-through entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Series B Preference Shares.
SECTION 6.    LIQUIDATION RIGHTS.
(a)    VOLUNTARY OR INVOLUNTARY LIQUIDATION. In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, holders of the Series B Preference Shares shall be entitled to receive, out of the assets of the Company available for distribution to shareholders of the Company, after satisfaction of all liabilities and obligations to creditors and Senior Shares of the Company (including provision (reserves) for policyholder obligations of the Company’s subsidiaries), if any, but before any distribution of such assets is made to the holders of Common Shares and any other Junior Shares, a liquidating distribution in the amount equal to US$25.00 per Series B Preference Share, plus any unpaid, accrued cumulative dividends, whether or not declared, on such Series B Preference Share, without interest on such unpaid dividends, to the date fixed for distribution.
(b)    PARTIAL PAYMENT. After payment of the full amount of any distribution described in 6(a) above to which holders are entitled, holders of the Series B Preference Shares will have no right or claim to any of the Company’s remaining assets. If in any distribution described in Section 6(a) above, the assets of the Company are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series B Preference Shares and
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all holders of any Parity Shares, the amounts payable to the holders of Series B Preference Shares and to the holders of all such other Parity Shares shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series B Preference Shares and the holders of all such other Parity Shares, but only to the extent the Company has assets available after satisfaction of all liabilities to creditors and holders of Senior Shares. In any such distribution, the “Liquidation Preference” of any holder of Series B Preference Shares or Parity Shares of the Company shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Company available for such distribution), including any unpaid, accrued cumulative dividends, whether or not declared, in the case of any holder of Series B Preference Shares or any holder of Parity Shares on which dividends accrue on a cumulative basis (but excluding any dividends that had not previously been declared with respect to any non-cumulative Parity Shares).
(c)    RESIDUAL DISTRIBUTIONS. If the Liquidation Preference has been paid in full to all holders of Series B Preference Shares and any holders of Parity Shares, the holders of Junior Shares of the Company shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.
(d)    CONTRACTUAL SUBORDINATION. The Series B Preference Shares shall be subordinated in right of payment to all obligations of the Company’s subsidiaries, including all existing and future policyholders’ obligations of such subsidiaries.
(e)    MERGER, CONSOLIDATION AND SALE OF ASSETS NOT LIQUIDATION. For purposes of this Section 6, the consolidation, amalgamation, merger, arrangement, reincorporation, de-registration, reconstruction, reorganization or other similar transaction involving the Company or the sale or transfer of all or substantially all of the shares or the property or business of the Company shall not be deemed to constitute a liquidation, dissolution or winding-up.
SECTION 7.    OPTIONAL REDEMPTION.
(a)    The Series B Preference Shares are perpetual and have no fixed maturity date. The Series B Preference Shares may not be redeemed by the Company except as set forth in Sections 7(b), (c), (d) and (e) herein.
(b)    REDEMPTION AFTER FIRST RESET DATE. The Company may redeem the Series B Preference Shares, in whole or in part, upon notice given as provided in Section 7(h) herein, on the First Reset Date and on any subsequent Reset Date, at a redemption price equal to US$25.00 per Series B Preference Share, plus any unpaid, accrued cumulative dividends, whether or not declared, on such Series B Preference Share, to, but excluding, the Redemption Date, without interest on such unpaid dividends; provided that no such redemption may occur unless either (1) the Company has sufficient funds in order to meet the Enhanced Capital Requirement and the Applicable Supervisor approves of the redemption or (2) the Company replaces the capital represented by Series B Preference Shares to be redeemed with capital having equal or better capital treatment as the Series B Preference Shares under the Enhanced Capital Requirement (the conditions described in clauses (1) and (2), the “Redemption Requirements”). In the event the
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applicable Redemption Date is not a Business Day, the redemption price will be paid on the next Business Day without any adjustment to the amount of the redemption price paid.
(c)    CAPITAL DISQUALIFICATION EVENT. The Company may redeem, in whole, but not in part, all of the Series B Preference Shares, upon notice given as provided in Section 7(h) herein, at a redemption price equal to US$25.00 per Series B Preference Share, plus any unpaid, accrued cumulative dividends, whether or not declared, on such Series B Preference Share, to, but excluding, the Redemption Date, without interest on such unpaid dividends, at any time within 90 days following the occurrence of the date on which the Company has reasonably determined, based on the advice of external legal, financial and tax advisers with knowledge of such matters, as applicable, that, as a result of (i) any amendment to, or change in, those laws or regulations of the jurisdiction of the Applicable Supervisor that is enacted or becomes effective after the Issue Date or (ii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that are announced after the Issue Date, a Capital Disqualification Event has occurred; provided that no such redemption may occur unless one of the Redemption Requirements is satisfied.
(d)    ADDITIONAL AMOUNTS. The Company may redeem, in whole, but not in part, all of the Series B Preference Shares, upon notice given as provided in Section 7(h) herein, at a redemption price equal to US$25.00 per Series B Preference Share, plus any unpaid, accrued cumulative dividends, whether or not declared, on such Series B Preference Share, to, but excluding, the Redemption Date, without interest on such unpaid dividends, if there is, in the Company’s reasonable determination, based on the advice of external legal, financial and tax advisers with knowledge of such matters, as applicable, a substantial probability that the Company or any Successor Company would become obligated to pay additional amounts on the next succeeding Dividend Payment Date with respect to the Series B Preference Shares and the payment of those additional amounts could not be avoided by the use of any reasonable measures available to the Company or any Successor Company (a “Tax Event”); provided that no such redemption may occur unless one of the Redemption Requirements is satisfied. As used herein, “Relevant Taxing Jurisdiction” means (A) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (B) any jurisdiction from or through which the Company or its dividend disbursing agent is making payments on the Series B Preference Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (C) any other jurisdiction in which the Company or any Successor Company is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax. Prior to any redemption upon a Tax Event, the Company shall file with its corporate records and deliver to the transfer agent for the Series B Preference Shares a certificate signed by one of the Company’s officers confirming that a Tax Event has occurred and is continuing (as reasonably determined by the Company based on the advice of external tax and legal advisers). The Company shall include a copy of this certificate with any notice of such redemption.
(e)    RATING AGENCY EVENT. The Company may redeem, in whole, but not in part, all of the Series B Preference Shares, upon notice given as provided in Section 7(h) herein, at a redemption price equal to US$25.50 per Series B Preference Share, plus any unpaid, accrued cumulative dividends, whether or not declared, on such Series B Preference Share, to, but
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excluding, the Redemption Date, without interest on such unpaid dividends, within 90 days after a Rating Agency amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series B Preference Shares, which amendment, clarification or change results in a Rating Agency Event; provided that no such redemption may occur unless one of the Redemption Requirements is satisfied. As used herein, a “Rating Agency Event” occurs if any Rating Agency that then publishes a rating for the Company amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series B Preference Shares, which amendment, clarification, or change results in:
(i)    the shortening of the length of time the Series B Preference Shares are assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series B Preference Shares; or
(ii)    the lowering of the equity credit (including up to a lesser amount) assigned to the Series B Preference Shares by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series B Preference Shares.
(f)    NO SINKING FUND. The Series B Preference Shares shall not be subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions. Holders of Series B Preference Shares shall have no right to require redemption, repurchase or retirement of any Series B Preference Shares.
(g)    PROCEDURES FOR REDEMPTION. The redemption price for any Series B Preference Shares shall be payable on the Redemption Date to the holders of such shares against book-entry transfer or surrender of the certificate(s) evidencing such shares to the Company or its agent. Prior to delivering any notice of redemption as provided below, the Company shall file with its corporate records a certificate signed by one of the Company’s officers affirming the Company’s compliance with the redemption provisions under the Companies Act relating to the Series B Preference Shares, and stating that there are reasonable grounds for believing that the Company is, and after the redemption will be, able to pay its liabilities as they become due and that the redemption will not cause the Company to breach any provision of applicable Bermuda law or regulation. The Company shall mail a copy of this certificate with the notice of any redemption.
(h)    NOTICE OF REDEMPTION. Notice of every redemption of Series B Preference Shares shall be given by first class mail, postage prepaid, addressed to the holders of record of the Series B Preference Shares to be redeemed at their respective last addresses appearing on the share register of the Company. Such mailing shall be at least 15 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of Series B Preference Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Series B Preference Shares. Notwithstanding the foregoing, if the Series B Preference Shares or any depositary shares representing interests in the Series B Preference Shares are issued in book-entry form through DTC or any other similar facility, notice of redemption and a copy of this certificate may be given to the holders of Series B
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Preference Shares at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (i) the Redemption Date; (ii) the number of Series B Preference Shares to be redeemed and, if less than all the Series B Preference Shares held by such holder are to be redeemed, the number of such Series B Preference Shares to be redeemed from such holder; (iii) the redemption price; and (iv) that the Series B Preference Shares should be delivered via book-entry transfer or the place or places where certificates, if any, for such Series B Preference Shares are to be surrendered for payment of the redemption price.
(i)    PARTIAL REDEMPTION. In case of any redemption of only part of the Series B Preference Shares at the time outstanding, the Series B Preference Shares to be redeemed shall be selected pro rata or by lot, in accordance with the procedures of DTC.
(j)    RESTRICTIONS ON REDEMPTION. Under Bermuda law, the Company may not lawfully redeem Preference Shares (including the Series B Preference Shares) if on the date redemption is to be effected there are reasonable grounds for believing that the Company is, or after the redemption would be, unable to pay its liabilities as they become due, or that the Company is, or after such redemption would be, in breach of the Insurance Act, the Insurance (Eligible Capital) Rules 2012, the Group Solvency Standards, including Enhanced Capital Requirements, or such other Applicable Supervisory Regulations. Preference Shares (including the Series B Preference Shares) may not be redeemed except out of the capital paid up thereon, out of funds of the Company that would otherwise be available for dividends or distributions or out of the proceeds of a new issue of shares made for the purpose of the redemption. The premium, if any, payable on redemption must be provided for out of funds of the Company that would otherwise be available for dividend or distribution or out of the Company’s share premium account before the Series B Preference Shares are redeemed or purchased.
Unless full cumulative dividends on all issued Series B Preference Shares and all Parity Shares shall have been declared and paid (or declared and a sum sufficient for the payment thereof set aside for payment) for all past Dividend Periods, no Series B Preference Shares or any Parity Shares may be redeemed, purchased or otherwise acquired by the Company unless all issued Series B Preference Shares and any Parity Shares are redeemed; provided that the Company may acquire fewer than all of the issued Series B Preference Shares or Parity Shares pursuant to a purchase or exchange offer made to all holders of issued Series B Preference Shares and Parity Shares upon such terms as the Board of Directors in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided, further that the Series A Preference Shares may be forfeited, issued and converted into Common Shares in accordance with the terms of the Series A Preference Shares.
SECTION 8.    SUBSTITUTION OR VARIATION.
(a)    At any time following a Tax Event or at any time following a Capital Disqualification Event, the Company may, without the consent of any holders of the Series B Preference Shares, vary the terms of the Series B Preference Shares such that they remain securities, or exchange the Series B Preference Shares with new securities, which (i) in the case of a Tax Event, would eliminate the substantial probability that the Company or any Successor
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Company would be required to pay any additional amounts with respect to the Series B Preference Shares or (ii) in the case of a Capital Disqualification Event, would cause the Series B Preference Shares to become securities that qualify as at least Tier 2 capital, where capital is subdivided into tiers or its equivalent under then-applicable Capital Adequacy Regulations imposed upon us by the Applicable Supervisor, including the Enhanced Capital Requirement, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of the Company or any subsidiary thereof. In either case, the terms of the varied securities or new securities considered in the aggregate cannot be less favorable to holders than the terms of the Series B Preference Shares prior to being varied or exchanged; provided that no such variation of terms or securities received in exchange shall change the specified denominations of, dividend payable on, the Redemption Dates (other than any extension of the period during which an optional redemption may not be exercised by the Company) or currency of, the Series B Preference Shares, reduce the liquidation preference thereof, lower the ranking in right of payment with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Series B Preference Shares, or change the foregoing list of items that may not be so amended as part of such substitution or variation. Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due (as provided under this Certificate of Designations), but unpaid with respect to such holder’s securities.
(b)    Prior to any substitution or variation, the Company shall be required to deliver a certificate signed by two executive officers of the Company to the transfer agent for the Series B Preference Shares confirming that (x) a Capital Disqualification Event or a Tax Event has occurred and is continuing (as reasonably determined by the Company) and (y) the terms of the varied or new securities, considered in the aggregate, are not less favorable, including from a financial perspective, to holders and beneficial owners of the Series B Preference Shares than the terms of the Series B Preference Shares prior to being varied or exchanged (as reasonably determined by the Company).
(c)    Any substitution or variation of the Series B Preference Shares described above shall be made after notice is given to the holders of the Series B Preference Shares not less than 15 days nor more than 60 days prior to the date fixed for substitution or variation, as applicable.
SECTION 9.    VOTING RIGHTS.
(a)    GENERAL. The holders of Series B Preference Shares shall not have any voting rights except as set forth below or as otherwise from time to time required by law. On any item on which the holders of the Series B Preference Shares are entitled to vote, such holders shall be entitled to one vote for each Series B Preference Share held.
(b)    RIGHT TO ELECT TWO DIRECTORS UPON NONPAYMENT EVENTS. If and whenever dividends in respect of any Series B Preference Shares shall have not been declared and paid, on a cumulative basis, for the equivalent of six or more Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the holders of Series B Preference Shares, voting together as a single class with the holders of any and all Voting Preference Shares then outstanding, shall be entitled to vote for the election of a total of two additional members of the
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Board of Directors (the “Preference Shares Directors”); provided that it shall be a qualification for election for any such Preference Shares Director that the election of any such directors shall not cause the Company to violate the corporate governance requirements of the U.S. Securities and Exchange Commission or the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Company may then be listed or quoted) that listed or quoted companies must have a majority of independent directors. The Company shall use its best efforts to increase the number of directors constituting the Board of Directors to the extent necessary to effectuate such right, and, if necessary, to amend the Bye-Laws. Each Preference Shares Director shall be added to an already existing class of directors.
In the event that the holders of the Series B Preference Shares, and any such other holders of Voting Preference Shares, shall be entitled to vote for the election of the Preference Shares Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special general meeting, or at any annual general meeting of shareholders, and thereafter at the annual general meeting of shareholders. At any time when such special voting power has vested in the holders of any of the Series B Preference Shares and any such other holders of Voting Preference Shares as described above, the chief executive officer of the Company shall, upon the written request of the holders of record of at least 10% of the aggregate liquidation preference of the Series B Preference Shares and Voting Preference Shares (taken together as a single class) then outstanding addressed to the secretary of the Company, call a special general meeting of the holders of the Series B Preference Shares and Voting Preference Shares for the purpose of electing directors. Such meeting shall be held at the earliest practicable date in such place as may be designated pursuant to the Bye-Laws (or if there be no designation, at the Company’s principal office in Bermuda). If such meeting shall not be called by the Company’s proper officers within 20 days after the Company’s secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to the Company’s secretary at the Company’s principal office, then the holders of record of at least 10% of the aggregate liquidation preference of the Series B Preference Shares and Voting Preference Shares (taken together as a single class) then outstanding may designate in writing one such holder to call such meeting at the Company’s expense, and such meeting may be called by such holder so designated upon the notice required for annual general meetings of shareholders and shall be held in Bermuda, unless the Company otherwise designates.
Notwithstanding the foregoing, no such special general meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual general meeting of shareholders.
At any annual or special general meeting at which the holders of the Series B Preference Shares and any such other holders of Voting Preference Shares shall be entitled to vote, voting together as a single class, for the election of the Preference Shares Directors following a Nonpayment Event, the presence, in person or by proxy, of the holders of 50% of the aggregate liquidation preference of such Series B Preference Shares and Voting Preference Shares (taken together as a single class) shall be required to constitute a quorum of the Series B Preference Shares and Voting Preference Shares (taken together as a single class) for the election of any director by the holders of the Series B Preference Shares and Voting Preference Shares (taken together as a single class). At any such meeting or adjournment thereof, the absence of a quorum of
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the Series B Preference Shares and Voting Preference Shares shall not prevent the election of directors other than those to be elected by the Series B Preference Shares and Voting Preference Shares, voting together as a single class, and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by the Series B Preference Shares and Voting Preference Shares, voting together as a single class.
The Preference Shares Directors so elected by the holders of the Series B Preference Shares and Voting Preference Shares shall continue in office (i) until their successors, if any, are elected by such holders or (ii) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of the Series B Preference Shares and Voting Preference Shares to vote as a class for directors, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of the Series B Preference Shares and Voting Preference Shares to vote together as a single class for directors as provided herein, the terms of office of the directors then in office so elected by the holders of the Series B Preference Shares and Voting Preference Shares shall terminate.
When all accrued and unpaid dividends in respect of all prior completed Dividend Periods have been paid in full on the Series B Preference Shares for at least four consecutive Dividend Periods after a Nonpayment Event, then the holders of the Series B Preference Shares shall be divested of the right to elect the Preference Shares Directors (subject to revesting of such voting rights in the event of each subsequent Nonpayment Event pursuant to this Section 9) and the number of Dividend Periods in which dividends have not been declared and paid shall be reset to zero, and if and when the rights of holders of Voting Preference Shares to elect the Preference Shares Directors shall have ceased, the terms of office of all the Preference Shares Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly. For purposes of determining whether dividends have been paid for four consecutive Dividend Periods following a Nonpayment Event, the Company may take account of any dividend it elects to pay for such a Dividend Period after the Dividend Payment Date for such Dividend Period has passed.
Any Preference Shares Director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined under the Bye-Laws, of Series B Preference Shares and any other shares of Voting Preference Shares then outstanding (voting together as a single class) when they have the voting rights described above. Until the right of the holders of Series B Preference Shares and any Voting Preference Shares to elect the Preference Shares Directors shall cease, any vacancy in the office of a Preference Shares Director (other than prior to the initial election of Preference Shares Directors after a Nonpayment Event) may be filled by the written consent of the Preference Shares Director remaining in office, or if none remain in office, by a vote of the holders of record of a majority of the aggregate liquidation preference of the outstanding Series B Preference Shares and any other shares of Voting Preference Shares (voting together as a single class) when they have the voting rights described above. Any such vote of holders of Series B Preference Shares and Voting Preference Shares to remove, or to fill a vacancy in the office of, a Preference Shares Director may be taken only at a special meeting of such shareholders, called as provided above for an initial election of Preference Shares Directors after a Nonpayment Event (unless such request is received less than 60 days before the date fixed for the next annual or special meeting of the shareholders of the Company, in which event such election
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shall be held at such next annual or special meeting of shareholders). The Preference Shares Directors shall each be entitled to one vote per director on any matter. Each Preference Shares Director elected at any special general meeting of shareholders of the Company or by written consent of the other Preference Shares Director shall hold office until the next annual general meeting of the shareholders of the Company if such office shall not have previously terminated as above provided.
(c)    CHANGES AFTER PROVISION FOR REDEMPTION. No vote or consent of the holders of Series B Preference Shares shall be required pursuant to Section 9(b) or (e) if, at or prior to the time when the act with respect to which such vote would otherwise be required pursuant to such Section shall be effected, all outstanding Series B Preference Shares shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for such redemption, in each case pursuant to Section 7 herein.
(d)    PROCEDURES FOR VOTING AND CONSENTS. The rules and procedures for calling and conducting any meeting of the holders of Series B Preference Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Bye-Laws, applicable law and any national securities exchange or other trading facility on which the Series B Preference Shares is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the Series B Preference Shares and any Voting Preference Shares has been cast or given on any matter on which the holders of Series B Preference Shares are entitled to vote shall be determined by the Company by reference to the aggregate voting power, as determined by the Bye-Laws of the Company, of the shares voted or covered by the consent.
(e)    VOTING ON VARIATIONS OF RIGHTS AND SENIOR SHARES.
(1)    Notwithstanding the Bye-Laws, the affirmative vote or consent of the holders of at least 66 2/3% of the aggregate liquidation preference of the Series B Preference Shares and any other shares of Voting Preference Shares then outstanding (voting together as a single class) shall be required for the authorization or issuance of any class or series of Senior Shares (or any security convertible into or exchangeable for Senior Shares) ranking senior to the Series B Preference Shares as to dividend rights or rights upon the Company’s liquidation.
(2)    The affirmative vote or consent of the holders of at least 66 2/3% of the aggregate liquidation preference of the Series B Preference Shares then outstanding shall be required for amendments to the Company’s Memorandum of Association or Bye-Laws that would materially adversely affect the rights of holders of the Series B Preference Shares.
SECTION 10.    RANKING. The Series B Preference Shares shall, with respect to the payment of dividends and distributions of assets upon liquidation, dissolution and winding-up, rank
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senior to Junior Shares, junior to any Senior Shares and pari passu with any Parity Shares of the Company, including those that the Company may issue from time to time in the future.
SECTION 11.    RECORD HOLDERS. To the fullest extent permitted by applicable law, the Company and the transfer agent for the Series B Preference Shares may deem and treat the record holder of any Series B Preference Share as the true and lawful owner thereof for all purposes, and neither the Company nor such transfer agent shall be affected by any notice to the contrary.
SECTION 12.    NOTICES. All notices or communications in respect of Series B Preference Shares shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, Bye-Laws or by applicable law. Notwithstanding the foregoing, if Series B Preference Shares or depositary shares representing an interest in Series B Preference Shares are issued in book-entry form through DTC, such notices may be given to the holders of the Series B Preference Shares in any manner permitted by DTC.
SECTION 13.    NO CONVERSION RIGHTS. The Series B Preference Shares are not convertible into or exchangeable for any other securities or property of the Company, except under the circumstances set forth under Section 8(a).
SECTION 14.    NO PREEMPTIVE RIGHTS. No Series B Preference Share shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
SECTION 15.    OTHER RIGHTS. The Series B Preference Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Bye-Laws or as provided by applicable law.
SECTION 16.    CERTIFICATES. The Company may, at its option, issue shares of Series B Preference Shares without certificates. As long as DTC or its nominee is the registered owner of the Series B Preference Shares, DTC or its nominee, as the case may be, will be considered the sole owner and holder of all Series B Preference Shares. If DTC discontinues providing its services as securities depositary with respect to the Series B Preference Shares, or if DTC ceases to be ceases to be registered as a clearing agency under the Exchange Act, in the event that a successor securities depositary is not obtained within 90 days, the Company will either print and deliver certificates for the Series B Preference Shares or provide for the direct registration of the Series B Preference Shares with the transfer agent. If the Company decides to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary), certificates for the Series B Preference Shares will be printed and delivered to DTC or the Company will provide for the direct registration of the Series B Preference Shares with the transfer agent. Except in the limited circumstances referred to above, owners of beneficial interests in the Series B Preference Shares:
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(a)    will not be entitled to have such Series B Preference Shares registered in their names;
(b)    will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in the Series B Preference Shares; and
(c)    will not be considered to be owners or holders of the Series B Preference Shares for any purpose under the instruments governing the rights and obligations of holders of the Series B Preference Shares.
SECTION 17.    STOCK EXCHANGE LISTING. The Company shall use reasonable best efforts to cause the Series B Preference Shares to be listed on the New York Stock Exchange as soon as possible following the Issue Date, but in no event later than [●], 202[●]5, and to maintain such listing for so long as any Series B Preference Shares remain outstanding, at the Company’s sole expense.
[Signature Page Follows]
IN WITNESS WHEREOF, SiriusPoint Ltd. has caused this certificate to be signed by [●], its [●] as of this ___ day of _______, 202__.
SIRIUSPOINT LTD.
By:
Name:     [●]
Title:     [●]

5 NTD: To be the date that is 120 days from the Issue Date.
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IN WITNESS WHEREOF, SiriusPoint Ltd. has caused this certificate to be signed by [●], its [●] as of this ___ day of _______, 202__.

SIRIUSPOINT LTD.

By:
Name:     [●]
Title:     [●]

[Signature Page to Certificate of Designations]
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